UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2026

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle
Suite 801 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 6, 2026, Catalyst Pharmaceuticals, Inc. (“Catalyst” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Angelini Pharma S.p.A., an Italian Società per azioni (“Angelini Pharma” or “Parent”), and Angelini Cielo Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

The Merger Agreement

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.001 per share (the “Shares”), issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares) will be canceled and converted into the right to receive $31.50 per Share in cash, without interest thereon (the “Merger Consideration”) and subject to any applicable tax withholding.

In addition, the Merger Agreement provides for the following treatment of the Company’s equity awards:

•

Options. At the Effective Time, each option to purchase Shares that is then outstanding and unexercised, whether or not vested and which has a per Share exercise price that is less than the Merger Consideration (each, an “In the Money Option”), will be deemed fully vested and canceled, and converted into the right of the holder thereof to receive a cash payment equal to (x) the excess of (i) the Merger Consideration over (ii) the exercise price payable per Share under such In the Money Option, multiplied by (y) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting). In addition, at the Effective Time, each option to purchase Shares with a per Share exercise price equal to or greater than the Merger Consideration that is then outstanding and unexercised, whether or not vested, will be canceled with no consideration payable in respect thereof.

•

Restricted Stock Units. At the Effective Time, each then outstanding restricted stock unit of the Company will be deemed fully vested and canceled and converted into the right of the holder thereof to receive a cash payment equal to (x) the Merger Consideration multiplied by (y) the number of Shares subject to such restricted stock unit immediately prior to the Effective Time.

The parties expect the Merger and the other transactions contemplated by the Merger Agreement (together with the Merger, the “Transactions”) to close in the third quarter of 2026. Pursuant to the Merger Agreement, the Company will prepare and file a preliminary proxy statement in anticipation of the Company’s meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement.

The consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Required Company Stockholder Vote”); (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of any order preventing the consummation of the Merger or any law which prohibits or makes illegal the consummation of the Merger; (iv) the absence of any Material Adverse Effect (as defined in the Merger Agreement) since the signing of the Merger Agreement; and (v) other customary conditions relating to the accuracy of representations and warranties and performance of covenants.

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The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub, including, among others, covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Company and Parent will use their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable to obtain required regulatory approvals and, as promptly as practicable, to consummate the Transactions.

In addition, the Merger Agreement contains a customary “no-shop” provision which, subject to certain exceptions, restricts the Company’s ability to solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, offer or proposal that constitutes or that could reasonably be expected to result in a competing acquisition proposal from a third party, or to engage in discussions or negotiations regarding any such acquisition proposal. Notwithstanding the limitations applicable under the “no-shop” restrictions, if the Company receives an unsolicited, bona fide acquisition proposal from a third party prior to the date on which the Required Company Stockholder Vote is obtained and the Company’s board of directors (the “Board of Directors”) determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and that the failure to engage with the third party making such acquisition proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, the Company may engage in discussions or negotiations with, and may provide non-public information relating to the Company to, the person making such acquisition proposal. The Board of Directors may also, subject to customary notice and match rights in favor of Parent and compliance with other procedures set forth in the Merger Agreement, change its recommendation that the Company’s stockholders approve the adoption of the Merger Agreement in certain circumstances in connection with a Superior Proposal or an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement is not subject to financing conditions. Parent has advised the Company that it will finance the Transactions through a combination of cash on hand and debt financing.

The Merger Agreement contains certain termination rights for the Company and Parent. Subject to the terms and conditions of the Merger Agreement, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated on or prior to 11:59 p.m. Eastern Time on November 6, 2026 (the “End Date”), provided that the End Date will automatically be extended by 3 months if at the end of the prior period, all conditions to closing of the Merger other than conditions relating to the HSR Act or other applicable antitrust laws have been obtained or waived as of such date.

Upon termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of approximately $155,500,000. Such circumstances include where the Merger Agreement is terminated (i) in connection with the Company accepting a Superior Proposal approved by the Board of Directors and entering into a binding written definitive acquisition agreement for the consummation of a transaction which the Board of Directors determines constitutes a Superior Proposal, or (ii) if the Board of Directors (a) fails to include its recommendation of the Merger in the Proxy Statement when mailed, (b) effects a Company Adverse Change Recommendation (as defined in the Merger Agreement), or (c) changes or withdraws, or fails to reaffirm within 5 business days after Parent so requests in writing, its recommendation of the Merger to the Company’s stockholders. The termination fee will also be payable if (i) the Merger Agreement is terminated (a) by Parent or the Company because the Merger is not consummated before the End Date (but in the case of a termination by the Company, only if Parent would not be prohibited from terminating the Merger Agreement on this basis because its material breach had caused or resulted in the Merger not being consummated by the End Date), (b) by Parent or the Company due to failure to obtain the Required Company Stockholder Vote to adopt the Merger Agreement, or (c) by Parent because the Company breached its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met (provided that neither Parent nor Merger Sub is then in breach of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met); (ii) in the case of each of such events and prior to any such termination, a proposal to acquire at least 20% of the Company’s stock or assets is communicated to the Board of Directors or publicly disclosed and has not been withdrawn; and (iii) the Company enters into an agreement for, or consummates, a transaction involving an acquisition of at least 50% of the Company’s stock or assets within 18 months of such termination.

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The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement. In addition, such representations, warranties and covenants have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. In addition, the representations, warranties and covenants have been qualified by (a) matters specifically disclosed in certain of the Company’s filings with the SEC, (b) confidential disclosures made to Parent and Merger Sub in the disclosure schedules delivered in connection with the Merger Agreement and (c) materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Parent or their respective businesses.

Additional Information

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

Voting and Support Agreements

On May 6, 2026, in connection with the Merger, Parent entered into voting agreements and accompanying irrevocable proxies (collectively, the “Voting Agreements”) with each of the directors and executive officers of the Company. Pursuant to the Voting Agreements, each of the directors and executive officers has agreed, among other things, to (i) vote all of the Shares held by such director or officer in favor of the adoption and approval of the Merger Agreement and the Transactions, and to provide Parent with a proxy to vote each such director of officer’s Shares; (ii) vote against other competing acquisition proposals from third parties, and to not solicit or engage in discussions regarding such acquisition proposals; and (iii) certain other restrictions on their ability to take actions with respect to the Company and their Shares, including restrictions on the transfer of Shares.

The Voting Agreements have been included to provide information regarding their terms. They are not intended to modify or supplement any factual disclosures about the applicable director or executive officer or the Company in any public reports filed with the SEC by the Company.

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The foregoing description of the Voting Agreements is qualified in all respects by reference to the form of Voting Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On May 6, 2026, the Board of Directors approved and adopted an amendment (the “Forum Selection Amendment”) to the Company’s existing By-Laws that amends Article VIII, Section 8.1 of the By-Laws of the Company. The Forum Selection Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

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Item 7.01	Regulation FD

On May 7, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Exhibit 99.1 is being furnished, not filed, pursuant to this Item 7.01. Accordingly, such information will not be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 8.01	Other Events

On May 7, 2026, the Company issued a press release announcing that it and its licensor, SERB S.A. (“SERB”) have entered into a settlement agreement (“Settlement Agreement”) with Hetero USA, Inc. (“Hetero”). This Settlement Agreement resolves the patent litigation brought by the Company and SERB in response to Hetero’s Abbreviated New Drug Application (“ANDA”) seeking approval to market a generic version of FIRDAPSE® (amifampridine) 10 mg tablets prior to expiration of the applicable patents.

Pursuant to the terms of the Settlement Agreement, Hetero will not market its generic version of FIRDAPSE® in the United States any earlier than January 2035, if approved by the U.S. Food and Drug Administration, unless certain limited circumstances customarily included in these types of agreements occur. In accordance with the Settlement Agreement, the parties will terminate all ongoing patent litigation between the Company/SERB and Hetero regarding FIRDAPSE® patents pending in the U.S. District Court for the District of New Jersey. The Company previously settled similar litigation regarding ANDA applications for FIRDAPSE® with Teva Pharmaceuticals, Inventia Healthcare Limited and Lupin Pharmaceuticals, Inc. and Lupin Ltd.

As required by law, the Company and Hetero will submit the Settlement Agreement to the U.S. Federal Trade Commission and the U.S. Department of Justice for review.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of May 6, 2026, by and among the Company, Parent and Merger Sub*

3.1	Amendment No. 2 to the Company’s By-Laws.

10.1	Form of Voting Agreement

99.1	Joint press release issued by the Company and Parent on May 7, 2026 relating to the Merger Agreement and the Merger.

99.2	Press release issued by the Company on May 7, 2026 relating to the settlement of the Paragraph 4 litigation between the Company and Hetero.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if disclosed.

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Important Information and Where to Find It

In connection with the proposed acquisition of Catalyst by Angelini Pharma (the “Transactions”), Catalyst intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Catalyst stockholders. Catalyst may also file other documents with the SEC regarding the proposed Transactions. This document is not a substitute for the Proxy Statement or any other document which Catalyst may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Catalyst through the website maintained by the SEC at www.sec.gov or Catalyst’s website at https://ir.catalystpharma.com/financial-information/sec-filings/default.aspx.

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Catalyst, Angelini Pharma, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Transactions. Information regarding Catalyst’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, of Catalyst, which was filed with the SEC on April 30, 2026 (the “Amended 2025 Annual Report”), and which will be contained in the Proxy Statement to be filed by Catalyst in connection with the proposed Transactions. To the extent the holdings of Catalyst’s securities by Catalyst’s directors and executive officers have changed since the amounts set forth in Catalyst’s Amended 2025 Annual Report, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Catalyst stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed Transactions, including the interests of Catalyst directors and executive officers in the Transactions, which may be different than those of Catalyst stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Transactions. These documents (when available) may be obtained free of charge from the website maintained by the SEC at www.sec.gov and Catalyst’s website at https://ir.catalystpharma.com/financial-information/sec-filings/default.aspx.

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Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, related to Catalyst, Angelini Pharma and the proposed Transactions that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this Current Report on Form 8-K, Catalyst’s forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the Transactions; statements about the expected timetable for completing the Transactions; Catalyst’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of Catalyst; Catalyst’s ability to commercialize its existing products and current and future product candidates; and the anticipated timing of closing of the Transactions. Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: consummating the Transactions and financing in the anticipated timeframe, if at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; uncertainties as to the ability to obtain stockholder approval; the possibility that competing acquisition proposals will be made; the possibility that various closing conditions for the Transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions (or only grant approval subject to adverse conditions or limitations); the effects of the Transactions on relationships with employees, customers, suppliers, other business partners or governmental entities, including the risk that the Transactions adversely affect employee retention; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the impact of competitive products and pricing; the risk that Angelini Pharma may not realize the potential benefits of the Transactions, including the possibility that the expected benefits from the proposed Transactions will not be realized or will not be realized within the expected time period and that Angelini Pharma and Catalyst will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risks related to disruption of management’s time from ongoing business operations as a result of the Transactions; risks that the Transactions disrupt current plans and operations; obtaining and maintaining adequate coverage and reimbursement for Catalyst’s products; changes in Catalyst’s business during the period between announcement and closing of the Transactions; any legal proceedings and/or regulatory actions that may be instituted related to the Transactions; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; costs and expenses related to the Transactions; actual or contingent liabilities; the effects of the Transactions (or the announcement thereof) on Catalyst’s stock price and/or operating results; and the other risks and uncertainties discussed under the heading “Risk Factors” in Catalyst’s periodic reports filed with the SEC, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. These risks, as well as other risks associated with the Transactions, are more fully discussed in the Proxy Statement to be filed with the SEC in connection with the Transactions. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. You should not place undue reliance on these statements. Actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements are based on information currently available to

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Catalyst and Angelini Pharma, and, except as required by applicable law, Catalyst and Angelini Pharma disclaim any obligation to update the information contained in this Current Report on Form 8-K as new information becomes available. All forward-looking statements in this Current Report on Form 8-K or made in connection therewith in writing or orally are qualified in their entirety by this cautionary statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Michael W. Kalb
Michael W. Kalb
Executive Vice President and Chief Financial Officer

Dated: May 7, 2026

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Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

among:

Catalyst Pharmaceuticals, Inc.,

a Delaware corporation;

Angelini Pharma S.p.A.,

An Italian Società per azioni; and

Angelini Cielo Inc.,

a Delaware corporation

Dated as of May 6, 2026

Table of Contents

Section 1 THE MERGER

1.1	Merger of Merger Sub into the Company	5
1.2	Effect of the Merger	5
1.3	Closing; Effective Time	5
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	5
1.5	Conversion of Shares	6
1.6	Surrender of Certificates; Stock Transfer Books	7
1.7	Dissenters’ Rights	9
1.8	Treatment of Company Equity Awards	10
1.9	Further Action	10

Section 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1	Due Organization; Subsidiaries, Etc.	11
2.2	Certificate of Incorporation and Bylaws	12
2.3	Capitalization, Etc.	12
2.4	SEC Filings; Financial Statements	13
2.5	Absence of Changes; No Material Adverse Effect	15
2.6	Title to Assets	16
2.7	Real Property	16
2.8	Intellectual Property; Privacy & Data Security; Information Technology	16
2.9	Material Contracts	19
2.10	Liabilities	21
2.11	Compliance with Legal Requirements	21
2.12	Regulatory Matters	21
2.13	Certain Business Practices	24
2.14	Governmental Authorizations	25
2.15	Tax Matters	26
2.16	Employee Matters	28
2.17	Benefit Plans	29
2.18	Environmental Matters	30
2.19	Insurance	31
2.20	Legal Proceedings; Orders	32
2.21	Authority; Binding Nature of Agreement	32
2.22	Takeover Laws	33
2.23	Non-Contravention; Consents	33
2.24	Opinion of Financial Advisor	33
2.25	Brokers and Other Advisors	34
2.26	Acknowledgment by the Company	34

Section 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

3.1	Due Organization	34
3.2	Merger Sub	34
3.3	Authority; Binding Nature of Agreement	35
3.4	Non-Contravention; Consents	35
3.5	Disclosure	36
3.6	Absence of Litigation	36
3.7	Funds	36
3.8	Ownership of Shares	37
3.9	Acknowledgment by Parent and Merger Sub	37
3.10	Brokers and Other Advisors	38
3.11	Stockholder and Management Arrangements	38

Section 4 CERTAIN COVENANTS OF THE COMPANY

4.1	Access and Investigation	38
4.2	Operation of the Acquired Corporations’ Business	39
4.3	No Solicitation; Acquisition Proposal; Company Adverse Change Recommendation	42

Section 5 ADDITIONAL COVENANTS OF THE PARTIES

5.1	Proxy Statement; Company Stockholders’ Meeting	46
5.2	Filings, Consents and Approvals	48
5.3	Employee Benefits	50
5.4	Indemnification of Officers and Directors	51
5.5	Stockholder Litigation	53
5.6	Additional Agreements	53
5.7	Disclosure	54
5.8	Takeover Laws	54
5.9	Section 16 Matters	54
5.10	Stock Exchange Delisting; Deregistration	54
5.11	Notice of Certain Events; Interactions with Governmental Bodies	55
5.12	Financing Cooperation	56

Section 6 CONDITIONS PRECEDENT TO THE MERGER

6.1	Conditions to Each Party’s Obligation to Effect the Transactions	60
6.2	Conditions to Parent and Merger Sub’s Obligation to Effect the Transactions	60
6.3	Conditions to Company’s Obligation to Effect the Transactions	61

Section 7 TERMINATION

7.1	Termination	62
7.2	Effect of Termination	64
7.3	Expenses; Termination Fees	64
7.4	No Recourse Against Debt Financing Related Persons	66

Section 8 MISCELLANEOUS PROVISIONS

8.1	Amendment	66
8.2	Waiver	67
8.3	No Survival of Representations and Warranties	67
8.4	Entire Agreement; Counterparts	67
8.5	Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies	69
8.6	Assignability	70
8.7	No Third-Party Beneficiaries	70
8.8	Transfer Taxes	70
8.9	Notices	70
8.10	Severability	72
8.11	Obligation of Parent	72
8.12	Construction	72

Exhibits

Exhibit A	Certain Definitions

Annexes

Annex I	Form of Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 6, 2026, by and among: Angelini Pharma S.p.A., an Italian Società per azioni, (“Parent”); Angelini Cielo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

INTRODUCTION

Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) on the terms and conditions set forth in this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

The Company’s board of directors (the “Board of Directors”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) declared this Agreement and the Merger advisable, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth herein and (iv) subject to Section 4.3, recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the holders of Company Common Stock (the “Company Board Recommendation”).

Merger Sub’s board of directors has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are fair and in the best interests of Merger Sub and Parent as the sole stockholder of Merger Sub, (ii) declared the Merger advisable, (iii) authorized and approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, and (iv) resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement and the Merger.

Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, certain stockholders of the Company have entered into a voting and support agreement in connection with the Merger (each, a “Voting Agreement”).

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

THE MERGER

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.3 Closing; Effective Time.

(a) Unless this Agreement shall have been terminated pursuant to Section 7, and unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place via the electronic exchange of documents by the Parties, as soon as practicable (and in no event later than five (5) Business Day) following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of the last to be satisfied or waived of the conditions set forth in Section 6 (other than those conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of each of such conditions at the Closing), or at such other place, time or date as Parent and the Company may jointly designate. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form reasonably agreed upon between the Parties and as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and the Parties shall take all such further actions as may be required by applicable Legal Requirements to make the Merger effective. The Merger shall become effective upon the date and time of the filing of that certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time the Merger is effective, the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers.

(a) As of the Effective Time, the certificate of incorporation of the Company shall by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex I and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.4(a).

(b) As of the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.4(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.

(c) As of the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Prior to the Effective Time, each director of the Company (and, if requested by Merger Sub at least five (5) Business Days prior to the Closing Date, each other Acquired Corporation) shall execute and deliver a letter effectuating such director’s resignation as a member of the Board of Directors (or, the board of directors of such other Acquired Corporation, if applicable), conditioned upon and effective as of the Effective Time.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock (“Shares”) held by (A) the Company (or held in the Company’s treasury), (B) directly or indirectly, the wholly owned Subsidiary of the Company (the Company and its Subsidiary, each, an “Acquired Corporation” and collectively, the “Acquired Corporations”) or (C) directly or indirectly, Parent (or treated as directly held by Parent’s regarded owner for U.S. federal income Tax purposes), Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor (the “Canceled Shares”);

(ii) subject to Section 1.5(b), each Share outstanding immediately prior to the Effective Time (other than (A) any Canceled Shares and (B) any Dissenting Shares, which Dissenting Shares shall have only those rights set forth in Section 1.7) shall be converted into the right to receive $31.50 in cash (such cash amount, as it may be adjusted pursuant to Section 1.5(b), the “Merger Consideration”), without any interest thereon and subject to any withholding of Taxes in accordance with Section 1.6(e); and

(iii) each share of the common stock, $0.0001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

From and after the Effective Time, subject to this Section 1.5(a), all Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Shares (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Shares in accordance with Section 1.6, or, in the case of Dissenting Shares, the rights set forth in Section 1.7.

(b) If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted; provided, that nothing in this Section 1.5(b) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which holders of such Shares shall become entitled pursuant to Section 1.5. As and when necessary to comply with its and Merger Sub’s obligations hereunder, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided that no such investments or losses thereon shall relieve Parent and Merger Sub from making (or shall have terms that could prevent or delay) the payments required by Section 1.5.

(b) Promptly after the Effective Time (but in no event later than five (5) Business Days thereafter), the Surviving Corporation shall cause to be delivered to each Person who was, at the Effective Time, a holder of record of (i) Shares represented by a certificate evidencing such Shares (“Certificated Shares”) or (ii) Book-Entry Shares, who, in each case (i) and (ii), was entitled to receive the Merger Consideration pursuant to Section 1.5, (A) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificated Shares shall pass, only upon proper delivery of the certificates evidencing such Certificated Shares (the “Certificates”) (or affidavits of loss in lieu thereof in accordance with Section 1.6(f), if applicable) to the Paying Agent, or a customary agent’s message with respect to Book-Entry Shares, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration issuable and payable in respect of such Shares pursuant to Section 1.5. Upon surrender to the Paying Agent of Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.6(f), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions, the holder of such Certificated Shares or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Certificated Share or Book-Entry Share, and such Certificates and

Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Certificated Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such transfer or other similar Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 1.6(b) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6, each Certificated Share and Book-Entry Share (in each case, other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by Section 1.5.

(c) At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (with respect to the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 1.5) which had been made available to the Paying Agent and not disbursed to holders of Certificated Shares or Book-Entry Shares (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificated Shares or Book-Entry Shares for the Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Agreement.

(e) Each of the Company, the Surviving Corporation, Parent and Merger Sub, and their Affiliates, shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the Merger Consideration payable to any holder of the Shares or any holder of Company Equity Awards or any other consideration otherwise payable pursuant to this Agreement, in each case, such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. Each such withholding agent shall use commercially reasonable efforts to reduce or eliminate any such withholding, including by requesting any necessary Tax forms, including IRS Form W-9 or the appropriate IRS Form W-8, as applicable, or any similar information. To the extent that amounts are withheld as required by Legal Requirements and remitted to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, holder of Company Equity Awards or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Certificated Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which amount shall not exceed the Merger Consideration payable with respect to such Certificated Shares), the Paying Agent will pay (less any Taxes required to be deducted or withheld pursuant to Section 1.6(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Certificated Shares formerly represented by such Certificate, as contemplated by this Section 1.6.

1.7 Dissenters’ Rights. Notwithstanding anything to the contrary in this Agreement, any Shares outstanding immediately prior to the Effective Time which are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn, validly waived nor otherwise lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, but shall, by virtue of the Merger, be automatically canceled and no longer outstanding, shall cease to exist and shall be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any such holder shall have failed to perfect or shall have effectively withdrawn, validly waived or otherwise lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any Taxes required to be deducted or withheld pursuant to Section 1.6(e)), and such Shares shall no longer be deemed to be Dissenting Shares. The Company shall give prompt written notice to Parent and Merger Sub of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL, in each case prior to the Effective Time. Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent and Merger Sub, settle or offer to settle, or make any payment with respect to, any such demands, or agree or commit to do any of the foregoing.

1.8 Treatment of Company Equity Awards.

(a) At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per Share exercise price that is less than the Merger Consideration, shall be (i) deemed fully vested and (ii) canceled and converted into the right of the holder thereof to receive a cash payment (without interest) equal to the product of (A) the excess of (x) the Merger Consideration over (y) the per Share exercise price of such Company Option, multiplied by (B) the total number of Shares subject to such Company Option immediately prior to the Effective Time, which shall be payable in accordance with Section 1.8(c). Notwithstanding anything herein to the contrary, any Company Option with a per Share exercise price equal to or greater than the Merger Consideration shall be canceled at the Effective Time without any consideration payable in respect thereof and shall have no further force or effect.

(b) At the Effective Time, each then outstanding Company RSU shall be (i) deemed fully vested and (ii) canceled and converted into the right of the holder thereof to receive a cash payment (without interest) equal to the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such Company RSU immediately prior to the Effective Time, which shall be payable in accordance with this Section 1.8(c).

(c) As soon as reasonably practicable after the Effective Time (but in any event no later than the second payroll date after the Effective Time), the Surviving Corporation shall pay the Company Equity Award holders through its payroll system, payroll provider or the Company’s standard accounts payable procedures, as applicable, all amounts required to be paid to such holders in respect of Company Equity Awards that are canceled and converted pursuant to this Section 1.8, less applicable Tax withholdings and other authorized deductions.

(d) To the extent a payment made pursuant to the timing set forth in this Section 1.8 would trigger a Tax or penalty under Section 409A of the Code, such payment shall instead be made at such a time that such payment would not trigger such Tax or penalty.

(e) Prior to the Effective Time, the Company, the Board of Directors or the applicable committee thereof, as applicable, may take all actions that it determines to be appropriate or necessary to effect the transactions described in this Section 1.8.

1.9 Further Action. The Parties agree to take all necessary action to cause the Merger to become effective in accordance with Section 251(c) of the DGCL and this Section 1.9 as soon as practicable following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of the last of the conditions set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of such conditions). If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to (a) exceptions and disclosures set forth in the section or subsection of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 2; (b) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Schedule to the extent it is reasonably apparent on its face that such exception or disclosure is applicable to qualify such other section or subsection; and (c) disclosure in the Company SEC Documents filed and publicly available prior to the date of this Agreement (provided that (i) in no event shall any information in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents or other cautionary, predictive or forward-looking statements in any other sections of such Company SEC Documents deemed to be an exception to or disclosure for the purposes of the Company’s representations and warranties contained in this Section 2 and (ii) this clause (c) shall not apply to any of the representations and warranties set forth in Sections 2.1 (Due Organization; Subsidiaries, Etc.), 2.2 (Certificate of Incorporation and Bylaws), 2.3 (Capitalization, Etc.), 2.21 (Authority; Binding Nature of Agreement), 2.22 (Takeover Laws), 2.24 (Opinion of Financial Advisor) or 2.25 (Brokers and Other Advisors))):

2.1 Due Organization; Subsidiaries, Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company’s Subsidiary is set forth on Section 2.1 of the Company Disclosure Schedule. Each Acquired Corporation has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Each Acquired Corporation is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where such failure does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company owns beneficially and of record all of the outstanding shares of capital stock of the other Acquired Corporation, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. Except for the shares of capital stock of the other Acquired Corporation held by the Company, no Acquired Corporation owns, directly or indirectly, any capital stock or equity interests in (including any security or other Contract convertible into or exchangeable for any such equity or ownership interest), or subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable or exercisable for, any capital stock or equity interests of, any Entity. No Acquired Corporation has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

2.2 Certificate of Incorporation and Bylaws.

(a) The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each Acquired Corporation, including all amendments thereto, as in effect on the date hereof. The Company’s certificate of incorporation and bylaws are in full force and effect and the Company is not in violation of its certificate of incorporation or bylaws.

(b) The certificate of incorporation, bylaws and other charter and organizational documents of each Acquired Corporation, other than the Company, are in full force and effect, and each such Acquired Corporation is not in violation of such Acquired Corporation’s certificate of incorporation, bylaws and other charter and organizational documents.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 200,000,000 Shares, of which 122,375,567 Shares had been issued and were outstanding as of the close of business on May 5, 2026 (the “Reference Date”); and (ii) 5,000,000 shares of Company Preferred Stock, of which no shares are outstanding. All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(b) All of the outstanding shares of the capital stock of the Company’s Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

(c) (i) None of the outstanding shares of capital stock of the Acquired Corporations are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Acquired Corporations are subject to any right of first refusal in favor of any Acquired Corporation; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Corporation having a right to vote on any matters on which the stockholders of the Acquired Corporations have a right to vote; and (iv) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Acquired Corporations. No Acquired Corporation is under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Acquired Corporations, except in connection with any acquisitions, or deemed acquisitions, of Shares or other equity securities of the Company in connection with (x) the withholding of Taxes in connection with the exercise, vesting or settlement of Company Equity Awards and (y) forfeitures of Company Equity Awards. The Shares constitute the only outstanding class of securities of the Company registered under the Securities Act.

(d) As of the close of business on the Reference Date: (i) 12,237,891 Shares were issuable upon the exercise of outstanding Company Options and (ii) 714,953 Shares were issuable upon the vesting or settlement of outstanding Company RSUs. Other than as set forth in this Section 2.3, there are no (A) outstanding shares of capital stock of or other securities of the Company; (B) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of the Company, in each case other than derivative securities not issued by an Acquired Corporation; (C) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (D) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) There are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Subsidiary of the Company.

(f) All Company Options and Company RSUs are evidenced by award agreements substantially in the forms that have been provided to Parent.

2.4 SEC Filings; Financial Statements.

(a) Since January 1, 2023, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). As of their respective dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document.

(b) The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act); and (iii) fairly presented, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of notes and to normal and recurring year-end adjustments that are not material).

(c) The Company maintains and, at all times since January 1, 2023, has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2025, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, that assessment concluded that those controls were effective. Since January 1, 2023, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (2) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company who have a role in the Company’s internal control over financial reporting; or (3) any claim or allegation regarding any of the foregoing.

(d) The Company maintains and, at all times since January 1, 2023, has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is, and since January 1, 2023, has been, in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.

(e) Since January 1, 2023, (i) no Acquired Corporation has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Acquired Corporation or its respective internal accounting controls, including any credible complaint, allegation, assertion or claim that any Acquired Corporation has engaged in questionable accounting or auditing practices and (ii) no attorney representing any Acquired Corporation, whether or not employed by any Acquired Corporation, has reported evidence of a material violation of applicable Legal Requirements, breach of fiduciary duty or similar violation by any Acquired Corporation or any of its or their respective officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of any Acquired Corporation pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

(f) No Acquired Corporation is a party to, nor does any Acquired Corporation have any obligation or other commitment to become a party to, “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, such Acquired Corporation in the Company SEC Documents.

(g) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. None of the Company SEC Documents is the subject of ongoing SEC review, and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

(h) Each document required to be filed by the Company with the SEC in connection with the Merger, including the Proxy Statement (the “Company Disclosure Documents”), and any amendments or supplements thereto, when filed, distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or otherwise disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference in the Company Disclosure Documents based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Disclosure Documents.

2.5 Absence of Changes; No Material Adverse Effect. Except as expressly contemplated by this Agreement, from January 1, 2026, through the date of this Agreement:

(a) except for discussions, negotiations and activities related to this Agreement or other potential strategic transactions, (i) the Acquired Corporations have operated in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any action taken by the Acquired Corporations that, if taken during the Pre-Closing Period, would require Parent’s consent under Section 4.2(b); and

(b) there has not occurred any event, occurrence, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

2.6 Title to Assets. Each Acquired Corporation has good and valid title to all assets (excluding Intellectual Property Rights, which are the subject of Section 2.8) owned by it as of the date of this Agreement, and such assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances), in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.7 Real Property.

(a) The Acquired Corporations do not own any real property.

(b) Section 2.7(b) of the Company Disclosure Schedule sets forth an accurate and complete list in all material respects of all real property currently leased, subleased or licensed by or from the Acquired Corporations or otherwise used or occupied by the Acquired Corporations. The Acquired Corporations hold valid and existing leasehold interests in the real property that is leased or subleased by the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2023, no Acquired Corporation has received any written notice regarding any (i) material violation or breach or default under any lease related to the Leased Real Property that has not since been cured, (ii) pending or threatened condemnation of any portion of the Leased Real Property or (iii) building, fire or zoning code violations with respect to the Leased Real Property. None of the Leased Real Property is subleased.

2.8 Intellectual Property; Privacy & Data Security; Information Technology.

(a) Section 2.8(a) of the Company Disclosure Schedule sets forth a complete and accurate (in all material respects) list, as of the date of this Agreement, of each material item of Company Owned IP that is Registered IP (“Company Registered IP”), including for each item (i) the name of the current record owner and, if co- or jointly-owned, all co- or joint-owner(s), (ii) the jurisdiction of application or registration, (iii) the application or registration number, and (iv) all filing, registration, issuance and grant dates, as applicable. All such Patents and Trademarks included therein are subsisting and, to the knowledge of the Company, other than pending applications therefor, valid and enforceable.

(b) As of the date of this Agreement, no interference, opposition, reissue, reexamination proceeding, cancellation proceeding, or other Legal Proceeding (other than routine examination proceedings with respect to pending applications) is pending or threatened in writing against any Acquired Corporation, in which the scope, validity, enforceability, priority, inventorship or ownership of any Company Registered IP is being contested or challenged.

(c) The Acquired Corporations are the sole and exclusive owners of all Company Registered IP, and all Company Registered IP (and, to the knowledge of the Acquired Corporations, all Company Licensed IP that is exclusively licensed to an Acquired Corporation) is free and clear of all Encumbrances other than Permitted Encumbrances.

(d) The Acquired Corporations have (i) caused each Person who was or is involved in the creation or development of any Intellectual Property Rights as an employee of, or contractor to, an Acquired Corporation to execute a binding and enforceable agreement which includes provisions irrevocably assigning to an Acquired Corporation exclusive ownership of such Intellectual Property Rights created or developed by such Person within the scope of his or her employment with an Acquired Corporation or, in the case of such contractor, from the services such contractor performs for the Acquired Corporations and (ii) caused all employees and other Persons (who are not otherwise bound by confidentiality and nondisclosure obligations to the Acquired Corporations by operation of law) with access to any non-public Company IP to execute customary confidentiality terms and restrictions and to the knowledge of the Acquired Corporations, there have been no unauthorized disclosures of such non-public Company IP. No current or former employee of, or contractor to, an Acquired Corporation owns any right, title, or interest in or to any Intellectual Property Rights created or developed by such employee or contractor during his/her engagement with the Acquired Corporations. No Acquired Corporation has received any written claim or notice to the contrary.

(e) The Company Owned IP and the Company Licensed IP that is exclusively licensed to an Acquired Corporation constitute all of the Intellectual Property Rights that are material and necessary to operate and conduct the business of the Acquired Corporations as such business is currently operated and conducted with respect to the Acquired Corporation’s products and services; provided, that the foregoing will not be interpreted as a representation of non-infringement of third party Intellectual Property Rights.

(f) No funding, facilities or personnel of any Governmental Body, university, research institute or other educational institution has been used to develop any of the Company Owned IP (or, to the knowledge of the Acquired Corporations, material Company Licensed IP), except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining (or reserving as applicable) rights to material Intellectual Property Rights. No Company Owned IP (or, to the knowledge of the Acquired Corporations, material Company Licensed IP) is subject to the requirements of the Bayh-Dole Act or any similar provision of any applicable laws, rules, or regulations.

(g) The Acquired Corporations have taken reasonable steps to protect, preserve, and maintain the confidentiality of Trade Secrets included in the Company IP.

(h) Section 2.8(h) of the Company Disclosure Schedule sets forth each Contract pursuant to which an Acquired Corporation licenses from a third Person any Intellectual Property Right (each an “In-bound License”) or licenses to a third Person any Intellectual Property Right (each an “Out-bound License”) (provided, that, (a) In-bound Licenses shall exclude commercially available off-the-shelf software pursuant to standard “off-the-shelf,” “shrink wrap,” or “click wrap” agreements, clinical trial agreements, non-disclosure agreements, sponsored research agreements, service agreements or material transfer agreements in all cases entered into in the normal course of business, and (b) Out-bound Licenses shall exclude non-exclusive outbound licenses entered in the normal course of business contained in Contracts such as clinical trial agreements, manufacturing or supply agreements, non-disclosure agreements, sponsored research agreements, service agreements, distribution agreements, sales or marketing agreements, material transfer agreements, or other nonmaterial agreements where such license is ancillary to the primary purpose of the Contract. Such Contracts that are excluded from In-bound Licenses and Out-bound Licenses pursuant to clauses (a) and (b) are referred to herein as “Standard IP Contracts”).

(i) To the knowledge of the Company, the operation of the Acquired Corporations’ business as currently conducted (including the manufacture, use, sale, offer for sale, or importation of any product, use of any process, or provision of any service of the Acquired Corporations’ business) does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any other Person. As of the date of this Agreement, no Legal Proceeding is pending (or threatened in writing) against an Acquired Corporation alleging infringement, misappropriation or other violation of any Intellectual Property Rights of another Person. Since January 1, 2023, no Acquired Corporation has received any written notice or other written communication alleging infringement, misappropriation or other violation of any Intellectual Property Right of another Person by an Acquired Corporation.

(j) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company IP. No Legal Proceeding is pending or threatened in writing by an Acquired Corporation alleging infringement, misappropriation or other violation of any Company IP.

(k) Since January 1, 2023, the Company (i) is, and has been, in material compliance with applicable Privacy and Security Requirements, (ii) has not experienced any Information Privacy or Security Breaches that required notification under applicable Privacy and Security Requirements to any Person, and (iii) has not received, or, to the knowledge of the Company, otherwise been subject to, any written notices, complaints, audits, proceedings, investigations or claims conducted or asserted by any other Person (including any Governmental Body) regarding the Company’s unauthorized or unlawful Processing of Personal Information or violation of applicable Privacy and Security Requirements. Since January 1, 2023, the Company has taken commercially reasonable steps to implement and monitor appropriate physical, administrative, and technical safeguards and monitor its compliance with adequate measures with respect to technical and physical security, to ensure that (i) all Protected Information in its possession or control is protected against loss and against unauthorized access, use, modification or disclosure in accordance with Privacy and Security Requirements and (ii) any third parties that Process Protected Information on behalf of the Company provide similar safeguards in accordance with Privacy and Security Requirements.

(l) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Company IT Assets operate and perform in all material respects as required by the Company in connection with the conduct of its business as presently conducted, (ii) since January 1, 2023, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company IT Assets that have caused or, to the knowledge of the Company, could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company IT Assets or the conduct of the business of the Company as presently conducted, and (iii) since January 1, 2023, there have not been any Information Privacy or Security Breaches.

(m) Neither the consummation of the Transactions nor the Acquired Corporations’ performance hereunder will alter, conflict with, encumber, extinguish, impair, or reduce any Acquired Corporation’s rights in, to, or under any material Company IP.

2.9 Material Contracts.

(a) Section 2.9(a) of the Company Disclosure Schedule identifies each Contract to which any Acquired Corporation is a party, or by which it is bound, that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Contracts to which any Acquired Corporation is a party or by which it is bound as of the date of this Agreement constitutes a “Material Contract”:

(i) any Contract that is a settlement, conciliation or similar agreement between any Acquired Corporation and any Governmental Body;

(ii) any Contract between any Acquired Corporation and any third Person (A) limiting the freedom or right of any Acquired Corporation to engage in any line of business or to compete with any other Person in any location or line of business, (B) containing any “most favored nations” terms and conditions granted by any Acquired Corporation, or (C) containing exclusivity obligations or otherwise limiting the freedom or right of any Acquired Corporation to sell, distribute or manufacture any products or services for any other Person;

(iii) any Contract that requires by its terms or is reasonably expected to require the payment or delivery of cash or other consideration to any Acquired Corporation in an amount having an expected value in excess of $1,500,000 in the fiscal year ending December 31, 2026 or any fiscal year thereafter or by any Acquired Corporation in an amount having an aggregate expected value in excess of $1,500,000 for the fiscal year ending December 31, 2026 or any fiscal year thereafter;

(iv) any Contract under which any Acquired Corporation has obtained Indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset);

(v) any Contract between an Acquired Corporation and a third Person (A) for the disposition of any material assets or business of the Acquired Corporations or (B) for the acquisition of a material portion of the assets or business of any third Person (whether by merger, sale of stock or assets or otherwise), in each case (A) or (B) that contains continuing indemnities or other material obligations or any continuing “earn out” or other contingent payment obligations on the part of an Acquired Corporation;

(vi) any Contract between any Acquired Corporation and any third Person constituting a joint venture, collaboration, partnership or similar revenue sharing arrangement;

(vii) any Contract that by its express terms requires an Acquired Corporation, or any successor to, or acquirer of, an Acquired Corporation, to make any payment to another Person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment or that gives another Person the right to terminate such contract as a result of a change of control of such Acquired Corporation;

(viii) any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of an Acquired Corporation, the pledging of the capital stock or other equity interests of an Acquired Corporation or the issuance of any guaranty by an Acquired Corporation;

(ix) any (A) In-bound Licenses; (B) Out-bound Licenses; and (C) other material agreement under which an Acquired Corporation licenses to or from a third Person any Intellectual Property Right used in the business of an Acquired Corporation;

(x) any Contract with any Affiliate (other than another Acquired Corporation), director, executive officer (as such term is defined in the Exchange Act), Person holding 5% or more of the Shares, or, to the knowledge of the Company, any Affiliate (other than the Company) or immediate family member of any of the foregoing;

(xi) any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xii) any collective bargaining agreement, works council, labor, voluntary recognition or other similar labor-related Contract with any Labor Organization (each a “Collective Bargaining Agreement”); and

(xiii) any Contract that is a lease of which the Leased Real Property is subject thereto.

(b) As of the date of this Agreement, the Company has either delivered or made available to Parent an accurate and complete copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval database of the SEC (“EDGAR”). No Acquired Corporation nor, to the knowledge of the Company, any other party thereto is in material breach of, or material default under, any Material Contract and no Acquired Corporation, or to the knowledge of the Company, any other party to a Material Contract has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. Each Material Contract is, with respect to the Acquired Corporations and, to the knowledge of the Company, each other party thereto, a valid and binding agreement in full force and effect, enforceable in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. Since January 1, 2023, the Acquired Corporations have not received any written notice regarding any material violation or breach or default under any Material Contract.

2.10 Liabilities. The Acquired Corporations do not have any liabilities (whether accrued, absolute, contingent or otherwise) except for: (i) liabilities reflected or reserved against in the financial statements or notes thereto included in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations under Contracts binding upon the Acquired Corporations (other than resulting from any breach thereof) either delivered or made available to Parent prior to the date of this Agreement or entered into in the ordinary course of business consistent with past practice; (iv) liabilities incurred in the ordinary course of business consistent with past practice since January 1, 2026; and (v) liabilities that have not had, and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Corporations. Section 2.10 of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Indebtedness for borrowed money of the Acquired Corporations.

2.11 Compliance with Legal Requirements. The Acquired Corporations are, and since January 1, 2023 have been, in compliance with all applicable Legal Requirements and, since January 1, 2023, no Acquired Corporation has been given written notice of, or been charged with, any violation of, any applicable Legal Requirement, except, in each case, as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole.

2.12 Regulatory Matters.

(a) Each Acquired Corporation is, and since January 1, 2021 has been, in compliance in all material respects with all Healthcare Regulatory Laws, in each case as applicable to the operation of its business. Since January 1, 2021, no Acquired Corporation has received any written, or, to the knowledge of the Company, oral, notice from any Governmental Body with jurisdiction over the business of the Acquired Corporations alleging material non-compliance with any applicable Healthcare Regulatory Laws.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, the Acquired Corporations hold all material Governmental Authorizations required for their business as currently conducted, and each such Governmental Authorization is valid and in full force and effect.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, the Acquired Corporations (i) are in compliance with the terms and requirements of the material Governmental Authorizations required for the business of the Acquired Corporations as currently conducted and (ii) have not received any written, or, to the knowledge of the Company, oral, notice by any applicable Governmental Body asserting any deficiency with respect to any Governmental Authorizations of the Acquired Corporations, including any actual or threatened revocation, withdrawal, suspension, cancellation, termination, or modification of any Governmental Authorization of any Acquired Corporation.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, the development, testing, manufacture, storage, packaging, import, export, labeling, advertising, sale, recordkeeping, reporting, distribution, and promotion of the Company Products, to the extent such activities are currently being conducted, whether by or on behalf of the Acquired Corporations, are being conducted, and at all times since January 1, 2021 have been conducted, in compliance with the terms of all Governmental Authorizations and all applicable Healthcare Regulatory Laws including Good Manufacturing Practice as that term is defined by the FDA. Since January 1, 2021, none of the Acquired Corporations or to the knowledge of the Company, any of their contract manufacturers, packagers, repackagers, labelers, third-party logistic providers, distributors, contract research organizations, contract laboratories, clinical investigators, review boards, or other third parties for services or activities related to any Company Product, has received any (i) Form FDA 483, inspectional observations, or notice of adverse findings or violations, (ii) warning letters, (iii) untitled letters, (iv) requests or requirements to make material changes to the Company Products or manufacturing processes or procedures, clinical trials, or advertising or promotional claims or activities related to any Company Product, or (v) other similar correspondence or written notice from the FDA, DEA, state boards of pharmacy, or any other Governmental Bodies performing functions similar to those performed by the FDA, DEA, or state boards of pharmacy alleging or asserting material noncompliance with any applicable Healthcare Regulatory Laws or the Company permits with respect to any Company Product of the Company or its Subsidiary. To the knowledge of the Company, no event, including a serious adverse event, product complaint, recall, field alert report, or safety report, has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any Governmental Bodies or any Form FDA 483, warning letter, untitled letter, other notice of inspectional observations, adverse findings, or violations, recall or product withdrawal, or request or requirement to make material changes to the Company Products or the manner in which the Company Products are researched, tested, manufactured, distributed, promoted, advertised, or marketed.

(e) The clinical and pre-clinical studies conducted or sponsored by or, to the knowledge of the Company, on behalf of the Acquired Corporations have been and, if still pending, are being conducted in all material respects in accordance with all Governmental Authorizations and applicable Healthcare Regulatory Laws, including Good Laboratory Practice, Good Documentation Practice, and Good Clinical Practice as those terms are defined by the FDA, that relate to the proper conduct of clinical studies and requirements relating to the protection of human subjects and applicable Healthcare Regulatory Laws governing the privacy of patient medical records and other personal information and data. The Acquired Corporations have not received any notices, correspondence, or communication from the FDA, any review board, or any other Governmental Body performing functions similar to those performed by the FDA recommending or requiring the termination, suspension, or material adverse modification (including any full or partial clinical hold threatened) of any clinical trials currently being conducted or proposed to be conducted by or on behalf of the Acquired Corporations with respect to any Company Product.

(f) To the extent required by applicable Healthcare Regulatory Laws, all clinical trials conducted by or on behalf of the Acquired Corporations and the results of all such clinical trials have been registered and disclosed in all material respects in accordance with such applicable Healthcare Regulatory Laws, including 42 U.S.C. § 282(j) and 42 C.F.R. Part 11.

(g) Since January 1, 2021, there have been no serious adverse events with respect to any Company Product that under applicable Healthcare Regulatory Laws should have been reported by the Acquired Corporations, but were not reported, to the FDA or other Governmental Bodies or review board.

(h) Since January 1, 2021, the Acquired Corporations have filed with the FDA DEA, state boards of pharmacy, or any other Governmental Body performing functions similar to those performed by the FDA, DEA, or state boards of pharmacy all required material filings, declarations, listings, registrations, reports or submissions, including submissions of all Promotional Materials made to the FDA Office of Prescription Drug Promotion (OPDP) in the Center for Drug Evaluation and Research, where “Promotional Materials” collectively refers to promotional labeling and advertising materials, regardless of the format, manner, or medium by which they are presented. Promotional Materials may include, but are not limited to, television advertisements (ads), brochures, booklets, detailing pieces, internet websites, print ads, exhibits, sound recordings, and radio ads. All such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Healthcare Regulatory Laws and were complete and correct when filed or have been corrected or supplemented in a subsequent filing. No material deficiencies have been asserted in writing by any applicable Governmental Body with respect to any such filings, declarations, listings, registrations, reports or submissions, including Promotional Materials. Since January 1, 2021, the Acquired Corporations have instituted and maintained policies and procedures reasonably designed to ensure the integrity of data generated in manufacturing all Company Products and reasonably designed to encourage employees to report any compliance issues related thereto.

(i) Since January 1, 2021, the Acquired Corporations have not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product.

(j) No Acquired Corporation, or, to the knowledge of the Company, any of its officers, employees, or agents of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Body, failed to disclose a material fact required to be disclosed to the FDA or committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or any similar policy. As of the date of this Agreement, to the knowledge of the Company, (i) no Acquired Corporation is the subject of any pending investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy, and any amendments thereto, or by any other similar Governmental Body pursuant to any similar policy; and (ii) no Acquired Corporation or, to the knowledge of the Company, any of its officers, employees, or agents of the Company has been suspended or debarred, is otherwise ineligible to participate in any Federal Healthcare Program, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar Legal Requirement; (B) exclusion under 42 U.S.C. § 1320a-7 or any similar Legal Requirement; or (C) disqualification as a clinical investigator under 21 C.F.R. § 312.70 or any similar Legal Requirement, and there are no actions pending or, to the knowledge of the Company, threatened that would reasonably be expected to result in any such criminal liability or debarment, disqualification, or exclusion.

2.13 Certain Business Practices.

(a) Since January 1, 2021, each Acquired Corporation (i) has been and is in compliance with all applicable Trade Control Laws; and (ii) has prepared and timely applied for and obtained all licenses, registrations and other authorizations for export, re-export, transfer or import required in accordance with Trade Control Laws. None of the Acquired Corporations or any of their respective directors, officers, employees or agents (A) is or has been a Person with whom transactions are prohibited or limited under any Legal Requirement relating to any Trade Control Laws (“Restricted Parties”), including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant Governmental Body or (B) has violated or made a disclosure (voluntary or otherwise) regarding any Trade Control Laws. No Acquired Corporation has engaged in any transaction or otherwise dealt directly or indirectly with, including goods or services originating (A) in or with any Person located in or ordinarily resident in a country or territory subject to comprehensive economic sanctions (including the Crimea region, Cuba, Iran, North Korea, Syria (prior to July 1, 2025) or, since February 21, 2022, the self-proclaimed Donetsk Peoples’ and Luhansk Peoples’ Republics regions) (collectively, “Sanctioned Countries”); (B) with the Government of Venezuela or any Entity owned or controlled by the Government of Venezuela, or any Governmental Body of a Sanctioned Country or any Entity owned or controlled by it; or (C) with any Restricted Parties or any Persons owned (50% or more) or controlled by (as applicable under Trade Control Laws), or acting on behalf of, a Restricted Party (or Restricted Parties) or a Person identified in either clause (A) or (B) of this sentence.

(b) No Legal Proceeding, investigation or inquiry related to Trade Control Laws is or has ever been pending or threatened against any Acquired Corporation or any officer or director of any Acquired Corporation (in his or her capacity as an officer or director of any Acquired Corporation) by or before (or, in the case of a threatened matter, that would come before) any Governmental Body.

(c) No Acquired Corporation is or has ever been the subject of any actual or threatened investigation, inquiry or enforcement proceeding regarding any non-compliance or alleged non-compliance with any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended, or any other applicable anti-corruption or anti-bribery law or similar Legal Requirement. No Acquired Corporation, no Affiliate, officer, director, employee, independent contractor, agent or Representative of or consultant to any Acquired Corporation, and no other Person in each case acting for or on behalf of any Acquired Corporation has, directly or indirectly, in connection with the conduct of any business of any Acquired Corporation:

(i) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any foreign official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of (A) influencing any act or decision of such foreign official, candidate, party or campaign or any official of such party or campaign, (B) inducing such foreign official, candidate, party or campaign, or any official of such party or campaign, to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature or (E) otherwise securing any improper advantage;

(ii) paid, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature;

(iii) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures;

(iv) established or maintained any unlawful fund of corporate monies or other properties;

(v) created or caused the creation of any false or inaccurate books and records of any Acquired Corporation related to any of the foregoing; or

(vi) violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended, or any other applicable anti-corruption or anti-bribery law or similar Legal Requirement.

(d) No Acquired Corporation has violated any customs and import laws and regulations administered by the U.S. Department of Homeland Security’s Customs and Border Protection (“CBP”), including, without limitation, with respect to liabilities arising out of, relating to or resulting from (i) any failure to pay any or insufficient duties with respect to the importation of any products by the Company or any of its current or former Subsidiaries, (ii) any errors regarding tariff classification, valuation, tariff preference claims, antidumping or countervailing duty or deposit, documentary or recordkeeping with respect to the importation of any products by the Acquired Corporation or any of its current or former Affiliates, (iii) any fines, costs, penalties, damages or other losses assessed against the Acquired Corporation or any of its current or former Affiliates with respect to any violation by the Acquired Corporation or any of its current or former Affiliates of any customs and import laws, and (iv) any out-of-pocket costs or expenses incurred by the Acquired Corporation or any of its current or former Affiliates in connection with or related to efforts by the Acquired Corporation or any of its current or former Affiliates to mitigate any potential losses that could become payable to CBP or any other Governmental Body with respect to violations of customs and import laws.

(e) The Acquired Corporations do not produce, design, test, manufacture, fabricate, or develop any “critical technologies”, as defined at 31 C.F.R. § 800.215.

2.14 Governmental Authorizations. The Acquired Corporations have been duly issued and hold all material Governmental Authorizations necessary for the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted. The material Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect. The Acquired Corporations are in compliance with the terms and requirements of such Governmental Authorizations, except as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole. No Legal Proceeding is pending or, to the knowledge of the Company, threatened to revoke, materially modify, suspend or terminate any such Governmental Authorization. None of the Governmental Authorizations require consent, notification, or other action to remain in full force and effect following consummation of the Transactions.

2.15 Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to an Acquired Corporation with any Governmental Body (the “Company Returns”) have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes of each Acquired Corporation (whether or not shown to be due and payable on any such Tax Return) have been paid, except any such Taxes being contested in good faith for which adequate reserves have been established in accordance with GAAP.

(b) To the knowledge of the Company, there is no pending or ongoing dispute, audit or claim concerning any material Tax liability of any Acquired Corporation and no Acquired Corporation has been notified in writing by any Governmental Body that an audit, examination, or other court proceeding is contemplated. No unresolved written claim has been received by any Acquired Corporation from any Governmental Body in any jurisdiction where such Acquired Corporation does not file Tax Returns that such Acquired Corporation is or may be subject to Taxes in that jurisdiction.

(c) No extension or waiver of the statute of limitation period applicable to any material Company Returns has been granted and is currently in effect other than automatic extensions to file Tax Returns obtained in the ordinary course of business. None of the Acquired Corporations has an outstanding request, or has received any request from any Governmental Body, for any such waiver or extension.

(d) The Acquired Corporations will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting made prior to Closing, or use of an improper method of accounting, for any tax period (or portion thereof) ending on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any comparable provision of state, local, or non-U.S. Legal Requirements), (ii) “closing agreement” described in Section 7121 of the Code (or any comparable provision of state, local or non-U.S. Legal Requirements) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any comparable provision of state, local or non-U.S. Legal Requirements) in connection with transactions entered into on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount, advanced payment or deferred revenue received on or prior to the Closing Date outside the ordinary course of business, or (vi) application of Sections 951 or 951A of the Code with respect to amounts attributable to any Taxable period (or portion thereof) ending on or prior to the Closing Date.

(e) For taxable years for which the applicable statute of limitations for an assessment of Taxes has not expired, no Acquired Corporation (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any comparable provision of state, local, or non-U.S. Legal Requirements) filing a combined, consolidated, or unitary Tax Return (other than a group the common parent of which is or was the Company or another Acquired Corporation), or (ii) has any material liability for the Taxes of any other Person (other than another Acquired Corporation) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Legal Requirements), or as a transferee, successor, by contract (other than pursuant to agreements not primarily related to Taxes and entered into in the ordinary course of business), or otherwise by operation of Legal Requirements. None of the Acquired Corporations is a party to any Tax allocation, sharing or indemnity agreement or arrangement or any other written agreement entered into outside the ordinary course of business relating primarily to allocating or sharing the payment of, or liability for, Taxes.

(f) There are no material Encumbrances with respect to Taxes upon any of the assets or properties of any Acquired Corporation, other than Permitted Encumbrances.

(g) The Acquired Corporations have not participated, within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A), in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(h) All material Taxes that the Acquired Corporations have been required to collect or withhold with respect to their employees, lenders, holders of any securities of the Acquired Corporations, customers, or any other third parties have been duly collected or withheld and have been duly remitted to the proper Governmental Body in accordance with applicable Legal Requirements.

(i) No Acquired Corporation has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(j) None of the Acquired Corporations is a party to any agreement or arrangement that is classified as a partnership for Tax purposes. None of the Acquired Corporations is or has been, or owns or has owned (directly or indirectly), any interest in any (x) controlled foreign corporation (as defined in Section 957 of the Code) other than Catalyst Pharmaceuticals Ireland Limited or (y) passive foreign investment company (as defined in Section 1297 of the Code).

(k) No Acquired Corporation (i) is treated for any Tax purpose as resident in a country other than its country of incorporation and (ii) has any permanent establishment (within the meaning of an applicable Tax treaty) or place of business that subjects it to income Tax in a country other than the country of its incorporation.

(l) Each Acquired Corporation is and always has been properly classified as a corporation taxable under subchapter C of the Code for U.S. federal income Tax purposes. The Acquired Corporations each use the accrual method of accounting for income Tax purposes.

(m) The Acquired Corporations are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax credit, Tax holiday, Tax reduction agreement or similar Tax incentive.

(n) The Acquired Corporations have complied in all material respects with all applicable Legal Requirements related to (i) transfer pricing and (ii) escheat and unclaimed property.

2.16 Employee Matters

(a) No Acquired Corporation is a party to any Collective Bargaining Agreement representing any of its employees, and no employees of the Acquired Corporations are represented by any Labor Organization with respect to their employment with the Acquired Corporations. No Labor Organization holds bargaining rights with respect to any current Acquired Corporation employee in their capacity as such by way of certification, interim certification, voluntary recognition or succession rights, or has applied to be certified as the bargaining agent of any Acquired Corporation employee, in each case, with respect to their employment with any Acquired Corporation. There is no Labor Organization, which, pursuant to any Legal Requirement, must be notified, consulted or with which negotiations need to be conducted in connection with this Agreement. Since January 1, 2023, no Acquired Corporation is or has been the subject of a concerted labor slowdown, labor strike, picketing, group work stoppage or union organizing activity affecting any of the Acquired Corporations or any of their employees in their capacity as such, and, to the knowledge of the Company there has been no such threat of a concerted labor slowdown, labor strike, picketing, group work stoppage or union organizing activity.

(b) Each Acquired Corporation is, and since January 1, 2023, has been, in material compliance with all applicable Legal Requirements respecting employment, hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including, without limitation, Legal Requirements relating to discrimination, equal pay, wages and hours (including meal and rest breaks), overtime, business expense reimbursements, labor relations, collective bargaining, leaves of absence, paid sick leave laws, work breaks, classification of workers (including exempt and independent contractor status), occupational health and safety, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge, including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (the “WARN Act”).

(c) Since January 1, 2023, (i) no allegation, complaint, charge or claim on the basis of gender, sex, sexual harassment, sexual assault, sexual misconduct or gender discrimination has been made against any person who is or was an employee with the title of vice president or above, or an officer or director of any Acquired Corporation in their capacity as such, and (ii) no Acquired Corporation has entered into a settlement agreement to resolve such an action.

2.17 Benefit Plans

(a) Section 2.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each Employee Plan, other than offer letters that do not provide for payment of severance or specific equity award grants or vesting provisions. No Acquired Corporation has any formal plan or commitment to create any additional Employee Plans or to modify, change, or terminate any existing Employee Plan.

(b) The Company has either delivered or made available to Parent prior to the execution of this Agreement with respect to each Employee Plan accurate and complete copies of, to the extent applicable: (i) all current plan documents and all material amendments thereto (in the case of unwritten Employee Plans, written descriptions of the material terms thereof), (ii) all trust or other funding documents, (iii) the current determination letter or opinion letter issued by the IRS, (iv) the most recent summary plan descriptions and any summaries of material modifications thereto, (v) the most recent audited financial statements and actuarial or other valuation reports, (vi) the three most recent annual reports on Form 5500 (with all schedules and attachments), (vii) the most recent compliance and discrimination testing results, and (viii) all material correspondence for the past three years between such Employee Plan, the Company or any Acquired Corporation and the Internal Revenue Service, United States Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Body.

(c) Neither the Company nor any of its ERISA Affiliates sponsor, maintain, or contribute to, are required to contribute to, or have previously sponsored, maintained, contributed to, or been required to contribute to, a plan that (i) is or was a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA); (ii) is or was a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 412 of the Code or Title IV of ERISA or is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA; (iii) is or was a “multiple employer plan” (as such term is defined in ERISA or the Code); or (iv) a “funded welfare plan” (as such term is defined in Section 419 of the Code).

(d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or is the subject of a favorable opinion or advisory letter, if applicable) as to its qualified status under the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such Employee Plan. Each Employee Plan is now and has been established, maintained, funded, and administered in compliance in all material respects with its terms and all applicable Legal Requirements, including but not limited to ERISA and the Code. All contributions and payments with respect to each Employee Plan that are required to be made by any Acquired Corporation with respect to periods ending on or prior to the Closing Date have been, or will be, timely made or accrued before the Closing Date in accordance with the terms of the applicable Employee Plan.

(e) No Employee Plan obligates any Acquired Corporation to provide any current or former director, officer or employee (or any beneficiary or dependent thereof) any life insurance, medical or health benefits after his or her termination of employment or service with the Acquired Corporations, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar applicable Legal Requirement at the recipient’s sole premium expense.

(f) No Legal Proceeding (other than claims for benefits in the ordinary course) is pending or threatened with respect to any Employee Plan or the assets of any Employee Plan. None of the Acquired Corporations has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could reasonably be expected to subject any of the Acquired Corporations, the Employee Plans or their related trusts to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA, and no event has occurred and no condition exists that could reasonably be expected to subject any of the Acquired Corporations, the Employee Plans or their related trusts to any Tax, penalty, lien, fine or other liability imposed by ERISA or the Code with respect to any Employee Plan.

(g) Each Employee Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code complies in all material respects with Section 409A of the Code. No Employee Plan or Contract with an employee or individual service provider of any Acquired Corporation provides for the gross-up, reimbursement, or indemnification of any Taxes imposed by Sections 409A or 4999 of the Code.

(h) Except as provided in Section 1.8, neither the execution and delivery of this Agreement nor the consummation of the Transactions (including in combination with other events or circumstances) will or could reasonably be expected to (i) entitle any employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations to severance pay or any other payment or benefit or any forgiveness of indebtedness, (ii) accelerate the time of payment, funding or vesting of, or increase the amount of, compensation or benefits due to any such employee, director, officer or independent contractor of the Acquired Corporations, (iii) limit or restrict the right of an Acquired Corporation to merge, amend, terminate, or receive a reversion of assets from any Employee Plan, or (iv) result in any amounts payable or benefits provided to any employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations, individually or in combination with any other such payment or benefits, to fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

(i) No Employee Plan or Contract provides compensation or benefits to any current or former employee or individual service provider of any Acquired Corporation who resides or performs services primarily outside of the United States.

2.18 Environmental Matters

(a) Each of the Acquired Corporations is, and since January 1, 2023 has been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Authorizations required under Environmental Laws for the operation of their business, except as would not be material to the Acquired Corporations taken as a whole.

(b) As of the date of this Agreement, there is no Legal Proceeding relating to or arising under any Environmental Law or relating to Hazardous Materials that is pending or, to the knowledge of the Company, threatened against any Acquired Corporation or in respect of any Leased Real Property or any real property currently or formerly owned, operated or leased by an Acquired Corporation, except as would not be material to the Acquired Corporations taken as a whole.

(c) Since January 1, 2023 (or earlier for unresolved matters), through the date of this Agreement, except as would not be material to the Acquired Corporations taken as a whole, no Acquired Corporation has received any (i) written notice, claim, report or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving material violations, liabilities or requirements on the part of any Acquired Corporation or (ii) written request for information from any Governmental Body, in each case relating to or arising under Environmental Laws or relating to Hazardous Materials.

(d) (i) There has been no Release on, at, to, under or from any property or facility, including the Leased Real Property, and (ii) no Acquired Corporation has arranged, by contract, agreement, or otherwise, for the treatment or disposal of Hazardous Materials at any property or facility, in each case (i) and (ii) that would reasonably be expected to result in any material claim against or material liability of an Acquired Corporation under any Environmental Law or relating to Hazardous Materials.

(e) No Acquired Corporation has assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws or Hazardous Materials.

(f) The Company has made available to Parent and Merger Sub copies of all Governmental Authorizations held by any Acquired Corporation under Environmental Laws and all environmental assessments, reports, audits and material documents in its possession or under its control that relate to compliance with Environmental Laws by any Acquired Corporation or to the environmental condition of the Leased Real Property or any other real property currently or formerly owned, operated, or leased by any Acquired Corporation.

2.19 Insurance. The Company has delivered or made available to Parent an accurate and complete copy of all material insurance policies relating to the business, assets and operations of the Acquired Corporations (collectively, the “Insurance Policies”). The Acquired Corporations maintain insurance coverage in such amounts and covering such risks as are in accordance in all material respects with normal industry practice for companies of similar size and stage of development. All Insurance Policies are in full force and effect, no notice of termination, cancellation, non-renewal or material modification has been received (other than a notice in connection with ordinary renewals), all premiums due and payable thereon have been paid in accordance with the terms of such Insurance Policies, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. As of the date of this Agreement, there is no claim pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies, except as would not be, or would not reasonably be expected to be, material to the Acquired Corporations taken as a whole.

2.20 Legal Proceedings; Orders.

(a) Since January 1, 2023, there have been no Legal Proceedings pending (or, to the knowledge of the Company, threatened) against any Acquired Corporation or, to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such, except as would not be, or would not reasonably be expected to be, material to the Acquired Corporations taken as a whole.

(b) Since January 1, 2023, there has been no material order, writ, injunction or judgment to which an Acquired Corporation (or, to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such) is subject.

(c) Since January 1, 2023, there has been no material investigation or review by any Governmental Body with respect to an Acquired Corporation and, to the knowledge of the Company, no Acquired Corporation has been notified or threatened of any such investigation or review.

2.21 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, subject to the adoption of this Agreement by the affirmative vote of the holders of shares of Company Common Stock representing at least a majority of all outstanding shares of Company Common Stock entitled to vote thereon (the “Required Company Stockholder Vote”). The Required Company Stockholder Vote is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and consummate the Merger. The Board of Directors has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) declared this Agreement and the Merger advisable, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth herein and (iv) subject to Section 4.3, recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the holders of Company Common Stock. The resolutions in the foregoing sentence, subject to Section 4.3, have not been subsequently withdrawn or modified in a manner adverse to Parent as of the date of this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

2.22 Takeover Laws. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.8, the Board of Directors has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Law are, and will be, to the extent such restrictions can be rendered inapplicable by action of the Board of Directors under Legal Requirements, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Transactions.

2.23 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by the Company and the consummation of the Transactions will not: (i) assuming the accuracy of the representations and warranties in Section 3.8, cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of any Acquired Corporation; (ii) assuming compliance with the applicable provisions of the DGCL, the HSR Act, and the rules and regulations of the SEC and Nasdaq, and assuming the accuracy of the representations and warranties of Parent and Merger Sub herein, cause a violation by any Acquired Corporation of any Legal Requirement or order applicable to an Acquired Corporation, or to which an Acquired Corporation is subject; (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which an Acquired Corporation is entitled under any provision of any Material Contract; (iv) result in an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of any Acquired Corporation; or (v) to the knowledge of the Company, violate applicable Privacy and Security Requirements in any material respect; except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), the DGCL, the HSR Act, and the applicable rules and regulations of the SEC and any national securities exchange, the Acquired Corporations are not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Corporations, taken as a whole.

2.24 Opinion of Financial Advisor. The Board of Directors has received the oral opinion of J.P. Morgan Securities LLC, financial advisor to the Company, to be subsequently confirmed by delivery of a written opinion to the Board of Directors that, as of the date of such opinion, and based on and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion as set forth therein, the Merger Consideration per Share to be paid to the holders of Shares (other than Canceled Shares, Dissenting Shares or any Shares held by any Affiliate of the Company or Parent) in the Merger

pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will make available to Parent solely for informational purposes and on a non-reliance basis, a signed copy of such written opinion as soon as possible following the date of this Agreement. It is agreed and understood that such opinion is for the benefit of the Board of Directors and may not be relied upon by Parent or any director, officer or employee of Parent for any purpose.

2.25 Brokers and Other Advisors. Except for J.P. Morgan Securities LLC, no broker, finder, investment banker, financial advisor or any other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. Section 2.25 of the Company Disclosure Schedule sets forth an estimated calculation, based on the Company’s fully diluted equity capitalization as of the Reference Date of the aggregate amount of fees and commissions that are or would be payable to J.P. Morgan Securities LLC, Kirkland & Ellis LLP and Akerman LLP in connection with the Transactions (assuming the capitalization of the Company at the Closing is as set forth in Sections 2.3(a) and 2.3(d).

2.26 Acknowledgment by the Company. The Company is not relying on, and has not relied on, any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties expressly set forth in Section 3. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and its Affiliates in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization. Each of Parent and Merger Sub is a corporation or other Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

3.2 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged, and prior to the Effective Time will not engage, in any business activities or conducted any operations other than as contemplated by this Agreement in connection with the Transactions and those incident to Merger Sub’s formation. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.

3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub each have the corporate power and authority to execute and deliver and perform their respective obligations under this Agreement and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by Parent, as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The board of directors of each of Parent and Merger Sub have approved the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions, including the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

3.4 Non-Contravention; Consents.

(a) Subject, in the case of the Merger, to the adoption of this Agreement by Parent, as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement), the execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the Transactions, will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of Parent or Merger Sub; (ii) assuming compliance with the applicable provisions of the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, cause a violation by Parent or Merger Sub of any Legal Requirement or order applicable to Parent or Merger Sub, or to which Parent or Merger Sub are subject; or (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), Takeover Laws, the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No vote of Parent’s stockholders is necessary to approve this Agreement or any of the Transactions.

3.5 Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries, specifically for inclusion or incorporation by reference in the Proxy Statement will, (a) at the time such document is filed with the SEC, (b) at any time such document is amended or supplemented or (c) at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this Section 3.5 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to Parent by the Company or any of its Representatives on behalf of the Company specifically for inclusion therein.

3.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served, against Parent or Merger Sub, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

3.7 Funds.

(a) Parent has delivered to the Company a true and complete copy of (i) the executed Debt Commitment Letter and (ii) the Debt Fee Letter, which Debt Fee Letter has been redacted in a customary manner to remove only those items related to existence and/or amount of fees, pricing terms, pricing caps, “market flex” provisions and other economic terms and commercially sensitive information set forth therein, which redacted information does not adversely impact conditionality, enforceability, the amount (other than through the operation of additional original issue discount or upfront fees) or availability of the Debt Financing. The Debt Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement; provided that the existence or exercise of “market flex” provisions contained in the Debt Fee Letter, shall not constitute an amendment or modification of the Debt Commitment Letter. As of the date hereof, neither Parent nor any of its Affiliates has entered into any agreement, side letter or other commitment or arrangement relating to the funding of the Debt Financing, other than as set forth in the Debt Commitment Letter and the Debt Fee Letter, as applicable, that would reasonably be expected to adversely affect the availability of the Debt Financing. Assuming the funding in full of the Debt Financing on the Closing Date and the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, as of the date of this Agreement and at the Effective Time, the aggregate proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all “market flex” provisions related thereto), together with cash and cash equivalents held by the Company and its Subsidiaries immediately prior to the Closing that are available to be used for this purpose, will be sufficient to carry out all of Parent and Merger Sub’s obligations under this Agreement and to pay in cash the aggregate Merger Consideration payable following the Effective Time pursuant to Section 1.5 and the aggregate amounts payable to holders of Company Equity Awards following the Effective Time pursuant to Section 1.8 (the “Required Amount”).

(b) As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes a valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, each other party thereto (in each case, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles). Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable under the Debt Commitment Letter on or prior to the date of this Agreement in connection with the Debt Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or, to the knowledge of Parent, any other party thereto under any term of the Debt Commitment Letter. As of the date hereof, there are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing other than those set forth in the Debt Commitment Letter and the Debt Fee Letter. As of the date hereof, assuming satisfaction of the conditions set forth in Section 6.1 and Section 6.2, (i) Parent is not aware of any fact or occurrence existing that would reasonably be expected to cause any of the conditions precedent set forth in the Debt Commitment Letter to not be satisfied on or prior to the Closing Date and (ii) Parent has no reason to believe that the Debt Financing will not be made available to Parent on the Closing Date.

(c) In no event shall receipt by, or the availability of any funds or financing (including the Debt Financing) for, or related to, any of the Transactions, to the Parent, Merger Sub or any of their Affiliates be or be deemed, construed or alleged to be a condition precedent to any obligations of Parent and Merger Sub under this Agreement.

3.8 Ownership of Shares. Neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any Shares or any securities, contracts or obligations convertible into or exercisable or exchangeable for Shares. Neither Parent nor Merger Sub is, nor for the past three (3) years has been, an “interested stockholder” of the Company under Section 203(c) of the DGCL.

3.9 Acknowledgment by Parent and Merger Sub.

Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties expressly set forth in Section 2. Such representations and warranties by the Acquired Corporations constitute the sole and exclusive representations and warranties of the Acquired Corporations in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Acquired Corporations.

3.10 Brokers and Other Advisors. Except for Persons, if any, whose fees and expenses shall be paid by Parent or Merger Sub, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub, or any of their respective Subsidiaries.

3.11 Stockholder and Management Arrangements. As of the date hereof, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement or the Merger; (ii) the Company or (iii) the Surviving Corporation, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Shares would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Shares; (ii) any holder of Shares has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any such Person has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

SECTION 4

CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation. During the period from the execution and delivery of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause each Acquired Corporation and the respective Representatives of the Acquired Corporations to, provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Company’s designated Representatives and to properties, assets and to all existing books, records, documents and information relating to the Acquired Corporations, and promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Acquired Corporations and such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, in each case for any reasonable business purpose, including planning for integration of the Acquired Corporations; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Acquired Corporations and in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Corporations. Nothing herein shall require any of the Acquired Corporations to disclose any information to Parent if such disclosure would, in the Company’s reasonable discretion and after notice to Parent (i) jeopardize any attorney-client or other legal privilege (so long as the Acquired Corporations have reasonably cooperated with Parent and used reasonable best efforts to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable Legal Requirement (so long as the Acquired Corporations have reasonably cooperated with Parent and used reasonable best efforts to permit disclosure to the extent permitted by Legal Requirements) or (iii) contravene any Contract to which an Acquired Corporation is a party or by which an Acquired Corporation is bound (so long as the Acquired Corporations have reasonably cooperated with Parent and used reasonable best efforts to permit disclosure to the extent permitted by such Contract). Notwithstanding the foregoing, nothing in this Section 4.1 shall require an Acquired Corporation to disclose any information to Parent or Parent’s Representatives if such information relates to the applicable portions of the minutes of the meetings of the Board of Directors or any committee thereof (including any presentations or other materials prepared by or for the Board of Directors or such committee thereof) where the Board of Directors or committee thereof discussed (x) the Transactions, or any similar transaction involving an Acquired Corporation, (y) any Acquisition Proposal or (z) a Company Adverse Change Recommendation. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement dated December 4, 2025, between the Company and Parent (the “Confidentiality Agreement”).

4.2 Operation of the Acquired Corporations’ Business. During the Pre-Closing Period, except (x) as expressly required under this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent, or (z) as set forth in Section 4.2 of the Company Disclosure Schedule:

(a) the Company shall, and shall cause each Acquired Corporation to use reasonable best efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects; (ii) preserve intact its material tangible assets, business organizations and business relationships with commercial third parties and keep available the services of its present officers and other employees and (iii) maintain satisfactory relationships with Governmental Bodies, material suppliers, material licensors, material licensees, material collaboration partners and other business partners having material business dealings with the Acquired Corporations and to maintain their material rights and regulatory permits; and

(b) the Company shall not, and shall cause each Acquired Corporation not to:

(i) (A) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Shares), or (B) repurchase, redeem or otherwise reacquire any of the Shares, or any rights, warrants or options to acquire any of the Shares, other than: (1) repurchases of Shares outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof) to purchase Shares held by a director, officer, employee or independent contractor of the Acquired Corporations only upon termination of such Person’s employment or engagement by the Company; (2) forfeitures of Company Equity Awards (or Shares issued upon the exercise or vesting thereof) outstanding on the date hereof; (3) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Equity Awards outstanding on the date hereof to the extent provided for in the applicable plan or award agreement; or (4) among Acquired Corporations;

(ii) split, combine, subdivide or reclassify any Shares or other equity interests;

(iii) sell, issue, grant, deliver, pledge, transfer, encumber or authorize the sale, issuance, grant, delivery, pledge, transfer or encumbrance of (A) any capital stock, equity interest or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security (except (x) that the Company may issue Shares as required to be issued upon the exercise or vesting (as the case may be) of the Company Equity Awards that are outstanding as of the date hereof or (y) with respect to sales, grants, pledges, transfers or encumbrances (or authorizations with respect to any of the foregoing)) constituting Encumbrances created or incurred in connection with any Indebtedness permitted to be established or incurred under Section 4.2(b)(x);

(iv) except as required under any Employee Plan as in existence as of the date of this Agreement, (A) establish, adopt, enter into, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof), or amend or waive any of its rights under, or accelerate the payment or vesting under, any provision of any of the Employee Plans or (B) grant any employee or director any increase in compensation, bonuses or other benefits (except that the Acquired Corporations may amend any Employee Plans that provide health or welfare benefits (other than severance) in connection with the renewal of such Employee Plans in the ordinary course of business consistent with past practice and enter into agreements with new non-executive officer employees and consultants in the ordinary course of business consistent with past practice);

(v) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

(vi) form any Subsidiary, acquire any equity interest in any other Entity or enter into any material joint venture, partnership or similar arrangement;

(vii) make or authorize any capital expenditure in excess of $100,000 in the aggregate;

(viii) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, abandon, waive, relinquish or permit to lapse, transfer or assign any material tangible asset or property (except (A) in the ordinary course of business consistent with past practice, (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Acquired Corporations, (C) capital expenditures permitted by Section 4.2(b)(vii), (D) with respect to pledges, sales or other dispositions constituting Encumbrances created or incurred in connection with any Indebtedness permitted to be established or incurred under Section 4.2(b)(x) or (E) pursuant to Contracts, to which an Acquired Corporation is a party, made available to Parent and in effect prior to the date of this Agreement);

(ix) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, or abandon or permit to lapse, or transfer or assign any material item of Company IP (except (A) in the ordinary course of business consistent with past practice (including entering into Standard IP Contracts), (B) abandoning or permitting to lapse any Company Registered IP at the end of its statutory term or otherwise in the ordinary course of business consistent with past practice, (C) transactions among Acquired Corporations or (D) pursuant to Contracts, to which an Acquired Corporation is a party, made available to Parent and in effect prior to the date of this Agreement);

(x) lend money or make capital contributions or advances to or make investments in, any Person, or incur or guarantee any Indebtedness for borrowed money (except for (A) advances to directors, employees, and consultants for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with the Company’s policies related thereto; and (B) advances of expenses as required under the Company’s certificate of incorporation or bylaws or any Contract made available to Parent);

(xi) except in the ordinary course of business consistent with past practice or as otherwise permitted by Section 4.2(b), (A) amend or modify in any material respect, or voluntarily terminate, any Material Contract (but excluding the amendment or modification of any statement of work, purchase order or ancillary agreement or documentation issued under an existing Material Contract, not in excess of $500,000 individually) or (B) enter into any Contract which would have been a Material Contract if such Contract was outstanding as of the execution and delivery of this Agreement (but excluding the entry into any statement of work, purchase order or ancillary agreement or documentation issued under an existing Material Contract, not in excess of $500,000 individually);

(xii) (A) change any material method of Tax accounting or any Tax accounting period; (B) make (except in the ordinary course of business consistent with past practice), change or revoke any material Tax election; (C) file an amended income or other material Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or assessment or request any ruling with respect to a material Tax from any Governmental Body; (E) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund; or (F) waive or extend the statute of limitations with respect to any material Tax or material Tax Return, other than any automatically granted extension obtained to file Tax Returns;

(xiii) settle, release, waive or compromise any Legal Proceeding or other claim against any Acquired Corporation, other than any settlement, release, waiver or compromise that (A) results solely in monetary obligations involving only the payment of monies by the Acquired Corporations of not more than $150,000 in the aggregate (excluding monetary obligations that are funded by an indemnity obligation to, or an insurance policy of, any Acquired Corporation), (B) does not involve the admission of wrongdoing by any Acquired Corporation and does not involve any injunctive or equitable or other nonmonetary relief (other than immaterial and non-monetary relief incidental thereto) against any Acquired Corporation or any products of any Acquired Corporation and (C) provides for a complete release of the claims in dispute giving rise to such settlement, release, waiver or compromise; provided, that the settlement, release, waiver, or compromise of any Legal Proceeding or claim brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby shall be exclusively subject to Section 1.7 or Section 5.5, as applicable, and any Tax claim or assessment shall be exclusively governed by Section 4.2(b)(xii) above;

(xiv) enter into or negotiate any Collective Bargaining Agreement or other similar labor-related Contract with any labor Organization, except as required by applicable Legal Requirements;

(xv) adopt or implement any stockholder rights plan or similar arrangement;

(xvi) make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC or applicable Legal Regulations;

(xvii) enter into any transactions or contracts with any Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC other than to the extent permitted under Section 4.2(b)(iii) or Section 4.2(b)(iv);

(xviii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Corporations;

(xix) hire or terminate any employee (except for cause) at the level of Vice President or above or with an annual base salary in excess of $275,000, except for the purposes of filling a vacancy in a role in existence prior to the date of this Agreement; or

(xx) authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses 4.2(b)(i) through 4.2(b)(xix) of this Section 4.2(b).

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its, if applicable, Subsidiaries’ respective operations.

4.3 No Solicitation; Acquisition Proposal; Company Adverse Change Recommendation.

(a) Except as expressly permitted by this Section 4.3 from the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, the Company agrees that it shall, and shall cause each other Acquired Corporation and each of its and each other Acquired Corporation’s officers, directors and other Representatives to, (i) promptly cease and cause to be terminated any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Acquisition Proposal, (ii) promptly terminate access of any such Person and its Representatives to any data room (virtual or physical) or other access to non-public information of the Acquired Corporations, and (iii) promptly request in writing the return or destruction of all non-public information of the Acquired Corporations previously furnished to any such Person or its Representatives (and shall use reasonable best efforts to enforce any such request and any applicable confidentiality obligations). Except as expressly permitted by this Section 4.3 from the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, the Company agrees that it shall not, and shall cause its Subsidiary and its Subsidiary’s officers and other Representatives not to, directly or indirectly, (A) solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, offer or proposal that constitutes or that could reasonably be expected to result in an Acquisition Proposal, (B) engage or participate in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with or with the intent to encourage, or knowingly facilitate in any way any effort by, any third party in furtherance of any Acquisition Proposal (it being understood that notifying such Person of the existence of this Section 4.3(a) shall not be a breach of this Section 4.3(a)), (C) approve or recommend an Acquisition Proposal, (D) other than an Acceptable Confidentiality Agreement, enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement or other similar agreement providing for or relating to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Transactions (any of the foregoing referred in this clause (D), other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”), or (E) authorize, commit or publicly propose or agree to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Section 7 and the Effective Time, the Company and its Subsidiary shall enforce, and shall not waive, terminate (other than an automatic termination pursuant to its terms) or modify, any provision of any standstill or confidentiality agreements that prohibits or purports to prohibit a proposal being made to the Board of Directors (or any committee thereof), unless the Board of Directors has determined in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Legal Requirements. The Company shall be responsible for any action taken by its or the other Acquired Corporation’s Representatives that, had such action been taken by the Company, would constitute a breach of this Section 4.3 and any such action taken by any Representative of an Acquired Corporation shall constitute a breach of this Section 4.3 by the Company.

(b) Notwithstanding anything to the contrary in this Section 4.3 or any other provision of this Agreement, at any time prior to obtaining the Required Company Stockholder Vote, the Company may, directly or indirectly, through any Representative, in response to a written bona fide Acquisition Proposal by a third party submitted to the Company (and not withdrawn) after the date of this Agreement that did not result from a breach of this Section 4.3, (i) furnish non-public information to such third party making such Acquisition Proposal; provided, however, that (A) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on customary terms no more favorable to such Person than the Confidentiality Agreement; provided, further, however, that such confidentiality agreement shall not prohibit compliance by the Company with any provisions of this Section 4.3 (such confidentiality agreement, an “Acceptable Confidentiality Agreement”), (B) any non-public information concerning the Company that is provided to such third party (or its Representatives) shall, to the extent not previously made available to Parent, be provided to Parent as promptly prior to or substantially concurrently with the time it is provided to such third party, and (C) any competitively sensitive information or data provided to any such Person who is, or whose Affiliates include, a direct competitor of the Company or any of its Subsidiaries will be provided in a separate

“clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by the Company with advice from its outside legal counsel, and (ii) engage in, enter into or otherwise participate in discussions or negotiations with such third party (and such third party’s Representatives) with respect to the Acquisition Proposal if, in the case of each of the foregoing clauses (i) and (ii), the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and an independent financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and that a failure to take the actions contemplated by the foregoing clauses (i) or (ii) would reasonably be expected to be inconsistent with its fiduciary duties under applicable Legal Requirements.

(c) From the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, the Company shall (i) notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt by the Company of any Acquisition Proposal (or inquiries, proposals, or offers with respect thereto) in writing, which shall identify the Person or “group” making such Acquisition Proposal and include a reasonably detailed summary of the material terms and conditions of any Acquisition Proposals, to the extent known (including, if applicable, providing copies of any written materials, including any Acquisition Proposals and any proposed agreements related thereto) and (ii) keep Parent fully informed on a prompt basis (and, in any event within twenty-four (24) hours) of any material developments with respect to the status and terms (including any material change to the terms of any such Acquisition Proposal) of any such inquiry, proposal, offer or Acquisition Proposal. Without limiting the foregoing, the Company will, promptly upon receipt or delivery thereof (and in any event within twenty-four (24) hours), provide Parent with copies of all drafts and final versions of definitive agreements, including schedules and exhibits thereto relating to such Acquisition Proposal, in each case, exchanged between the Company or any of its Representatives, on the one hand, and the Person making such Acquisition Proposal or any of its Representatives, on the other hand.

(d) Except as permitted by this Section 4.3, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, the Board of Directors shall not (i) withhold, withdraw, change, modify, rescind or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation, (ii) approve, adopt, recommend or declare advisable (or publicly propose to approve, adopt, recommend, or declare advisable) any Acquisition Proposal, or (iii) (A) fail to publicly recommend against acceptance by the holders of shares of Company Common Stock of a tender or exchange offer that constitutes an Acquisition Proposal within ten (10) days of the commencement of such tender or exchange offer, or (B) or publicly state that it takes no position with respect to, or that it is unable to take a position with respect to any such offer, (iv) fail to include the Company Board Recommendation in the Proxy Statement (any of the actions described in clauses (i)–(iv) of this Section 4.3(d), a “Company Adverse Change Recommendation”); or (v) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit any Acquired Corporation to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 4.3).

(e) Notwithstanding anything in this Agreement to the contrary, if any Acquired Corporation has received a bona fide written Acquisition Proposal from any Person that has not been withdrawn and after consultation with outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Proposal, (x) the Board of Directors may make a Company Adverse Change Recommendation, or (y) the Company may terminate this Agreement pursuant to Section 7.1(f) to enter into a Specified Agreement with respect to such Superior Proposal, in each case under (x) or (y), only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; (B) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating this Agreement pursuant to Section 7.1(f) at least five (5) Business Days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation or termination) and, if desired by Parent, during such five (5)-Business Day period shall have negotiated (and caused its Representatives to negotiate) in good faith with Parent (to the extent desired by Parent) to enable Parent to propose amendments to the terms and conditions of this Agreement (or make any other proposal) so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (C) (1) the Company shall have provided to Parent information with respect to such Acquisition Proposal in accordance with this Section 4.3, (2) the Company shall have given Parent the five (5)-Business Day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal, and (3) upon consideration of any amendments to the terms and conditions of this Agreement proposed by Parent during such five (5)-Business Day period, after consultation with the Company’s outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Proposal and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(f) would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. The provisions of this Section 4.3(e) shall also apply to any material amendment to any Acquisition Proposal and shall require a new Determination Notice, except that the references to five (5) Business Days shall be deemed to be three (3) Business Days.

(f) Other than in connection with an Acquisition Proposal in accordance with the terms of this Section 4.3, the Board of Directors shall not make a Company Adverse Change Recommendation unless an Intervening Event has occurred and the Board of Directors has determined in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; provided, that (i) the Company shall have given Parent a Determination Notice at least five (5) Business Days prior to making any such Company Adverse Change Recommendation, specifying in reasonable detail the facts and circumstances that render a Company Adverse Change Recommendation necessary and, if desired by Parent, during such five (5)-Business Day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Change Recommendation would no longer be necessary;

and (ii) after giving effect to the proposals made by Parent during such five (5) Business Day period, if any, after consultation with the Company’s outside legal counsel, the Board of Directors shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements.

(g) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements.

(h) The Company agrees that until such time as this Agreement has been terminated in accordance with Section 7.1, the Company shall not submit any Acquisition Proposal to a vote of its stockholders.

SECTION 5

ADDITIONAL COVENANTS OF THE PARTIES

5.1 Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as practicable after the date of this Agreement (and in any event not more than fifteen (15) Business Days after the execution of this Agreement), the Company shall prepare a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and, after reasonable consultation with, and good faith consideration of any comments or revisions from, Parent, file the preliminary Proxy Statement with the SEC. The Company shall use reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond, after good faith consideration of any comments or revisions from Parent, as promptly as reasonably practicable to any comments made by the SEC with respect to the Proxy Statement; and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement) and (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by the Company without affording Parent a reasonable opportunity for consultation and review, and the Company shall consider in good faith any comments on or revisions to such materials reasonably proposed by Parent. The Company will promptly notify Parent of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply

Parent with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Merger or any of the Transactions. Prior to responding to any comments of the SEC or members of its staff, the Company shall provide Parent and its Representatives with a reasonable opportunity to review and comment on such response, and the Company shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives. Parent and Merger Sub will cooperate with the Company in connection with the preparation of the Proxy Statement, including promptly furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the Company Board Recommendation, except to the extent that the Board of Directors shall have effected a Company Adverse Change Recommendation, as permitted by and determined in accordance with Section 4.3. The Proxy Statement shall include the fairness opinion referenced in Section 2.24, the notice of the Company Stockholder Meeting, and the notice and other information required by Section 262(d) of the DGCL.

(b) If, at any time prior to the Company Stockholders’ Meeting, any event or circumstance relating to the Company or Parent or any of their respective Affiliates, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement to such filing describing such information shall be filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the Company’s stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Merger shall comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c) The Company and the Board of Directors shall take all actions necessary to duly call, give notice of, convene and as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders in accordance with Section 5.1(a) hold a meeting of the holders of the shares of Company Common Stock (including any adjournment, postponement or other delay thereof, the “Company Stockholders’ Meeting”) for the purpose of seeking the Required Company Stockholder Vote (including, for the avoidance of doubt, adjournments proposed in compliance with this Agreement and any non-binding advisory vote required under applicable Legal Requirements), with the record date for such meeting to be selected after reasonable consultation with Parent. The Company shall use reasonable best efforts to solicit the Required Company Stockholder Vote (including by soliciting proxies from the Company’s stockholders), except to the extent that the Board of Directors shall have effected a Company Adverse Change Recommendation, as permitted by and determined in accordance with Section 4.3. The Company shall keep Parent reasonably informed on a current basis with respect to proxy solicitation results, including interim vote tallies as reasonably requested by Parent. Unless and until this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn, recess, or postpone the Company Stockholders’ Meeting after consultation with Parent (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement that is required by applicable Legal Requirements is provided to the holders of shares of Company Common Stock with a reasonable amount of time for review in advance of a vote on this Agreement and the Merger, (B) if the Company reasonably determines in good faith additional time is reasonably required to solicit proxies in favor of the approval of this Agreement and the Merger, (C) if there are insufficient holders of shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting, or (D) to the extent the Company’s Board of Directors has determined in good faith after consultation with, and taking into account the advice of, its outside legal counsel, that it is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Legal Requirements, order or a request from the SEC or its staff; provided, that in the case of clause (B) or clause (C), without the written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), in no event shall the Company Stockholders’ Meeting (as so postponed or adjourned) be (i) postponed or adjourned by more than ten (10) calendar days at a time, (ii) held on a date that is more than thirty (30) days after the date for which the Company Stockholders’ Meeting was originally scheduled or (iii) postponed or adjourned more than three (3) times; provided, further, that no such postponement or adjournment shall extend past the date that is five (5) Business Days prior to the End Date. In no event will the record date for the Company Stockholders’ Meeting be changed without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Without limiting the generality of the foregoing, each of the Company and Parent agrees that its obligations pursuant to this Section 5.1 (including its obligations to hold the Company Stockholders’ Meeting) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company, Parent or any other Person of any Acquisition Proposal, except as expressly set forth in this Section 5.1. Notwithstanding anything to the contrary herein, unless this Agreement is terminated in accordance with Section 7, the Company Stockholders’ Meeting shall be convened and this Agreement shall be submitted to the holders of the shares of Company Common Stock for the purpose of seeking the Required Company Stockholder Vote, and nothing contained herein shall be deemed to relieve the Company of such obligation.

5.2 Filings, Consents and Approvals.

(a) The Parties agree to use their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under the Antitrust Laws, that may be asserted by any Governmental Body or any other party, so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any Governmental Body pursuant to its evaluation of the Transactions under the HSR Act or other applicable Antitrust Laws. Parent shall take, and shall cause its Affiliates to take, any and all steps necessary or advisable to avoid or eliminate each and every impediment under any Legal Requirement that may be asserted by any Governmental Body or any other Person so as to enable the Parties to expeditiously consummate the Transactions.

(b) Notwithstanding any other provision of this Agreement to the contrary, in no event shall Parent or its Subsidiaries (including Merger Sub and, after the Closing, the Surviving Corporation and its Subsidiaries) or Affiliates be required to agree to, or the Company be permitted to agree to, (i) any prohibition of or limitation on its or their ownership (or any limitation that would affect its or their operation) of any portion of their respective businesses or assets, including after giving effect to the Transactions, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the Transactions, (iii) any limitation on its or their ability to effect the Merger, or the ability of the Company or Merger Sub, or its or their respective Subsidiaries, to acquire or hold or exercise full rights of ownership of any capital stock of the Company or any Subsidiary of the Company, (iv) oppose any request for, the entry of, or seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any Governmental Body that could restrain, prevent or delay any required consents applicable to the Transactions, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Body, or (v) any other limitation on its or their ability to effectively control their respective businesses or any limitation that would affect its or their ability to control their respective operations, including after giving effect to the Transactions. Nothing in this Section 5.2(b) shall require any Party to take or agree to take any such action with respect to its business or operations pursuant to this Section 5.2(b) unless the effectiveness of such agreement or action is conditioned upon the Closing.

(c) Subject to the terms and conditions of this Agreement, each of the Parties shall (and shall cause their respective Affiliates, if applicable, to): (i) promptly, but in no event later than ten (10) Business Days after the date hereof, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions and (ii) promptly, but in no event later than ten (10) Business Days after the date hereof, prepare and make any other filings, notifications or other consents that are required to be made with, or obtained from, any other Governmental Bodies under applicable Antitrust Laws in connection with the Transactions.

(d) Parent shall control the overall strategy with respect to the Transactions under the Antitrust Laws, including the right to determine the strategy and timing for any such filings, submissions, communications and meetings; provided, that Parent shall consult with the Company prior to making any filings or submissions to any applicable Governmental Body and consider in good faith the views of the Company and keep the Company informed of the status of such matters. Without limiting the generality of anything contained in this Section 5.2, during the Pre-Closing Period, each Party shall (i) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions under the Antitrust Laws, (ii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iii) promptly inform the other Parties of, and wherever practicable give the other Parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly furnish to the other Parties, subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding (other than “Transaction-Related Documents” and

“Plans and Reports” as those terms are used in the rules and regulations under the HSR Act, that contain valuation information (which can be redacted)), (v) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, and to the extent reasonably practicable, consult and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vi) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, give the other Party reasonable advance notice of, and permit authorized Representatives of the other Party to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding. Notwithstanding anything to the contrary in this Section 5.2, the Parties may redact materials provided to one another (A) to remove competitively sensitive information or information concerning valuation; (B) as necessary to comply with Legal Requirements and Contracts; and (C) as necessary to address reasonable attorney-client privilege or other privilege or confidentiality concerns.

5.3 Employee Benefits.

(a) Within ten (10) Business Days of the date hereof, the Company shall propose for adoption a cash-based retention program (the “Retention Program”) providing for awards to certain individuals in the amounts and on the terms and conditions to be set forth in the Retention Program, and concurrently deliver such proposed Retention Program to Parent and consider in good faith any comments from Parent to such proposed Retention Program (or any portion thereof). Upon the written approval of Parent, the Company shall thereafter promptly adopt and implement the Retention Program.

(b) For a period of one (1) year following the Closing Date (or if shorter, the applicable period that a Continuing Employee (as defined below) remains employed with the Surviving Corporation or an Affiliate thereof), Parent shall provide, or cause to be provided, to each employee of an Acquired Corporation who is employed by an Acquired Corporation as of immediately prior to the Closing Date and who continues to be employed by the Surviving Corporation (or any Affiliate thereof, including, for the avoidance of doubt, Parent and Parent’s Affiliates) during such period (each, a “Continuing Employee”) (i) a base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities that, in each case, are at least equal to the base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities provided to such Continuing Employee immediately prior to the Closing Date and (ii) employee benefits (excluding severance, defined benefit pension plans, and equity and equity-based compensation) that are no less favorable in the aggregate than the employee benefits provided by an Acquired Corporation to such Continuing Employee immediately prior to the Closing Date.

(c) Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, give each Continuing Employee full credit for such Continuing Employee’s service with the Company and its Subsidiary (and any Affiliates or predecessors thereto) for all purposes, including eligibility to participate in, vesting under and accrual of benefits under any benefit plans (including, for purposes of vacation and severance but specifically excluding accrual of benefits under any defined benefit plan) maintained by Parent or any of its Affiliates (including the Surviving Corporation and its Subsidiaries) in which the Continuing Employee participates to the same extent recognized by the Company or its Subsidiary immediately prior to the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

(d) Following the Closing Date, Parent or an Affiliate of Parent shall use its reasonable best efforts to (i) waive any preexisting condition limitations otherwise applicable to Continuing Employees and their eligible dependents under any plan of Parent or an Affiliate that provides health and welfare benefits in which Continuing Employees are eligible to participate following the Closing Date, (ii) honor and credit any deductible, co-payment and out-of-pocket expenses incurred by the Continuing Employees and their eligible dependents under the health and welfare plans in which they participated immediately prior to transitioning into a plan of Parent or an Affiliate during the portion of the plan year prior to such transition in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or an Affiliate and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Employee Plan prior to the Closing Date.

(e) Notwithstanding anything to the contrary set forth in this Agreement, this Section 5.3 will not be deemed to: (i) create any rights to continued employment or service or guarantee employment for any period of time with Parent, the Company or any of their respective Affiliates, or preclude the ability of Parent, the Company or any of their respective Affiliates to terminate the employment or service of any employee or any other Person; (ii) create, terminate, modify, or amend any Employee Plan or any other benefit or compensation plan, program, agreement or arrangement, or limit the ability of Parent, the Company or any of their respective Affiliates to amend, modify or terminate any benefit or compensation plan, program, policy, contract, agreement or arrangement (subject to this Section 5.3); (iii) alter or limit the ability of Parent or the Company or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; or (iv) create any third-party beneficiary rights in any employee or any other Person (or beneficiary or dependent thereof).

5.4 Indemnification of Officers and Directors.

(a) For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of any Acquired Corporation pursuant to the organizational documents of any Acquired Corporation, and any indemnification or other similar agreements of any Acquired Corporation, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, and the Surviving Corporation shall (and shall cause each Acquired Corporation to) perform their obligations thereunder. Without limiting the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent shall, and shall cause its Subsidiaries to, indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of any Acquired Corporation or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of any Acquired Corporation as a director or officer of another Person (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the Transactions and actions contemplated hereby), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of any Acquired Corporation or is or was serving at the request of any Acquired Corporation as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Legal Requirements. In the event of any such claim, action, suit or proceeding, (x) Parent shall, and shall cause its Subsidiaries to, pay, in advance of the final disposition of such claim, action, suit or proceeding, any expenses incurred in defense thereof by the Indemnified Person upon receipt of an undertaking by such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified pursuant to the preceding sentence and (y) Parent shall, and shall cause its Subsidiaries to, reasonably cooperate in the defense of any such matter.

(b) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ insurance maintained by or for the benefit of the Acquired Corporations or provide substitute policies for the Acquired Corporations and their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time, except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies in the aggregate more than 300% of the annual premium most recently paid by the Acquired Corporations prior to the date hereof (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.4(b) it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Effective Time the Company may, at its option, purchase (and, if the Company does not purchase prior to the Effective Time, then Parent or the Surviving Corporation may purchase) a “tail” directors’ and officers’ insurance policy for the Acquired Corporations and their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations, such tail to provide coverage in an amount not less in the aggregate than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the cost of any such tail policy exceed the Maximum Amount. Parent and the Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c) In the event that any Acquired Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Acquired Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns of such Acquired Corporation assume the obligations set forth in this Section 5.4.

(d) The provisions of this Section 5.4 (i) shall survive the Effective Time, (ii) are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs, successors, assigns and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.4 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.

5.5 Stockholder Litigation. The Company shall promptly notify Parent of any Transaction Litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof. The Company will (a) give Parent the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company with respect to Transaction Litigation prior to such filing or submission, and the Company shall consider such comments in good faith, (b) give Parent a reasonable opportunity to review in advance all materials proposed to be delivered by or on behalf of the Company in connection with any discovery or document production with respect to such Transaction Litigation, (c) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation and (d) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing.

5.6 Additional Agreements. Subject to the terms and conditions of this Agreement, including Section 5.2(a), Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement shall use reasonable best efforts to (a) make all filings (if any) and give all notices (if any) required to be made and given by such Party pursuant to any Material Contract in connection with the Merger and the other Transactions, (b) seek each Consent (if any) required to be obtained pursuant to any Material Contract by such Party in connection with the Transactions to the extent requested in writing by Parent and (c) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party; provided that this Section 5.6 shall not require the Acquired Corporations to (and none of the Acquired Corporations shall, without Parent’s consent) (x) make any payment of any fees, expenses, “profit sharing” payments or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (y) amend, supplement or otherwise modify any such Material Contract or (z) otherwise make any accommodation or provide any benefit to the counterparty to such Contract, in each case (x) through (z), in connection with the foregoing (a) through (c).

5.7 Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or public statement without the other Party’s consent. Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); (b) a Party may, without the prior consent of the other Party but subject to giving advance notice to and reasonably consulting with the other Party, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement; and (c) each Party need not consult with the other in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 4.3(g) or with respect to any Acquisition Proposal or Company Adverse Change Recommendation.

5.8 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent, Merger Sub and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.

5.9 Section 16 Matters. The Company, and the Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Equity Awards in the Merger by any officer or director of the Company who is subject to Section 16 of the Exchange Act intended to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.10 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

5.11 Notice of Certain Events; Interactions with Governmental Bodies.

(a) During the Pre-Closing Period, subject to applicable Legal Requirements, each of the Company, on the one hand, and Parent, on the other hand, shall give prompt notice to the other of (i) any event, condition, change, occurrence or development of a state of facts that would reasonably be expected to cause the failure of any of the conditions set forth in Section 6, and (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; provided, that the delivery of notice pursuant to this Section 5.11(a) shall not limit or otherwise affect the remedies available hereunder to any Party.

(b) During the Pre-Closing Period, subject to applicable Legal Requirements, the Company shall:

(i) promptly inform Parent in writing of any material submission, filing or other material correspondence submitted or transmitted to, or that is received from, the FDA or any other Governmental Body related to any Company Product and provide Parent with a reasonable opportunity to consult with the Company with respect to and review any filing proposed to be made with the FDA, DEA, state boards of pharmacy, or any other Governmental Body performing functions similar to those performed by the FDA, DEA, or state boards of pharmacy by or on behalf of the Company or its Subsidiary and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA, DEA, state boards of pharmacy, or any other Governmental Body performing functions similar to those performed by the FDA, DEA, or state boards of pharmacy by or on behalf of the Company or its Subsidiary, in each case, relating to any Company Product, other than routine adverse event reports and FDA Office of Prescription Drug Promotion submissions (but including any material correspondence received from the FDA or any other Governmental Body in response to a routine adverse event report or FDA Office of Prescription Drug Promotion submission), and shall consider in good faith any comments or other input timely provided by Parent in respect of the foregoing;

(ii) promptly inform Parent, including furnishing copies, of (A) all Governmental Authorizations from the FDA and all material Governmental Authorizations from any other applicable Governmental Body held by the Company or its Subsidiary related to any Company Product, (B) all material written submissions made to and material written regulatory communications with the FDA or any other applicable Governmental Body related to any Company Product that are in the Company’s or its Subsidiary’s possession or control, other than routine adverse event reports and FDA Office of Prescription Drug Promotion submissions, and (C) all material written reports, results, data and information relating to the safety, quality, or efficacy of any of the Company Products, including all final reports prepared under 21 C.F.R. 58.185, all information collected pursuant to 21 C.F.R. Part 58 and all adverse event (as such term is defined or described in 21 C.F.R. 312.32) and other material written information in respect of safety, adverse events and quality relating to any Company Product notified in writing to the Company and that are in the Company’s or its Subsidiary’s possession or control, in each case ((A) through (C)), which arise during the Pre-Closing Period;

(iii) (A) provide notice to Parent prior to any requested, proposed or scheduled meeting with the FDA or any other Governmental Body (including, as applicable, any scheduled pre-IND meeting referenced in 21 C.F.R. 312.82), relating to any Company Product, (B) consult with Parent regarding any such meeting and consider in good faith any input with respect thereto timely provided by Parent and (C) to the extent permitted under applicable Legal Requirements, provide Parent with an opportunity to attend, or participate in, any such meeting that the Company or its Subsidiary has with the FDA or any other Governmental Body (provided that, if Parent is unable to attend or participate, the Company shall promptly provide Parent with a reasonably detailed written summary of any such meeting);

(iv) consult with Parent prior to (A) commencing any clinical trial of which Parent has not been informed prior to the date hereof or (B) making any material change to, discontinuing, terminating or suspending any ongoing clinical trial, or any ongoing IND-enabling preclinical study; and

(v) if the FDA or any other Governmental Body desires to conduct an inspection or audit of the Company, its Subsidiary or any of their respective contract manufacturers, (A) to the extent related to any Company Product, promptly notify Parent upon the Company becoming aware thereof; (B) to the extent in the Company’s or its Subsidiary’s possession or control, promptly provide Parent with a copy (or detailed written report) of any findings of the FDA or such other Governmental Body following any such audit or inspection; and (C) consider Parent’s comments regarding any such inspection or audit in good faith.

(c) The Company shall promptly post all information required to be disclosed or provided to Parent pursuant to this Section 5.11 to the Company’s electronic data room maintained by Datasite to which Parent and its Representatives shall have continuous access through the Closing Date, and any failure by the Company to post and provide continuous access to such information in the Company’s electronic data room maintained by Datasite shall be considered a failure by the Company to disclose such information and a breach of this Section 5.11; provided that any break in the continuity of access not attributable to actions by the Company or its Representatives shall not be deemed a breach of this Section 5.11. No investigation, notice or disclosure pursuant to this Section 5.11 shall (i) supplement or amend any representation or warranty in this Agreement of the Company (or cure any breach thereof), (ii) supplement or amend the Company Disclosure Schedule or (iii) otherwise limit the rights or remedies available hereunder to Parent.

5.12 Financing Cooperation.

(a) The Acquired Corporations shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to provide (or cause their Subsidiaries and their respective Representatives to provide) such cooperation in connection with the arrangement of the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing, as is reasonably requested by Parent, including:

(i) furnishing or causing to be furnished to Parent and the Debt Financing Sources, as promptly as reasonably practicable, any financial statements or other information reasonably requested by Parent (including on behalf of any Debt Financing Source);

(ii) making senior management and officers of the Company, with appropriate seniority and expertise, available to assist in the preparation for, and participate in, a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and buyers of, the Debt Financing), presentations, road shows, meetings with ratings agencies, due diligence sessions, drafting sessions and sessions between senior management and the Debt Financing Sources in connection with the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing;

(iii) promptly, and in any event no later than four (4) Business Days prior to the Closing, providing all documentation and other information that any Debt Financing Source has reasonably requested in connection with such Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time), in each case, as reasonably requested at least nine (9) Business Days prior to the Closing Date;

(iv) (A) reasonably cooperating and providing assistance with the preparation of materials for rating agency presentations, high-yield roadshow presentations and offering memoranda, bank information memoranda, confidential information memoranda, private placement memoranda, bridge teasers, syndication memoranda, customary offering documents, lender presentations and other customary marketing materials required in connection with the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing (collectively, the “Debt Marketing Materials”), including furnishing (w) business and financial projections reasonably requested by Parent, (x) information reasonably necessary to prepare risk factors, (y) records, data or other information necessary to support any statistical information or claims relating to the Acquired Corporations appearing in the Debt Marketing Materials and (z) executed customary certificates of the chief financial officer (or other comparable officer) of the Acquired Corporations with respect to financial information (including pro forma financial information) included in the Debt Marketing Materials, (B) providing reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in this Agreement) and (C) providing customary authorization letters, confirmations and undertakings in connection with the Debt Marketing Materials (including with respect to presence or absence of material non-public information and customary 10b-5 representations with respect to the information relating to the Acquired Corporations and their respective Subsidiaries contained therein);

(v) (A) assisting in the preparation, execution and delivery of definitive financing documents, including any credit agreements, indentures, notes, guarantee and collateral documents, pledge and security documents, customary closing certificates and documents and back-up therefor and for legal opinions in connection with the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing (including executing and delivering a solvency certificate from the chief financial officer or treasurer (or other comparable officer) of the Company) and other customary documents as may reasonably be requested by Parent or the Debt Financing Sources and (B) facilitating the pledging of, granting of security interests in and obtaining perfection of any liens on collateral in connection with the Debt Financing, or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing, but in no event shall any of the items described in the foregoing (A) and (B) be effective until as of or after the Closing;

(vi) assisting Parent in benefiting from the existing lending relationships of the Acquired Corporations and its Subsidiaries;

(vii) cooperating with Parent’s efforts to obtain corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance (including providing reasonable access to Parent and its representatives to all owned or leased real property) as reasonably requested by Parent;

(viii) taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent (including on behalf of any Debt Financing Source) to permit the consummation of the Debt Financing or any Alternative Financing as part of or in lieu of any portion of the Debt Financing; provided that no such actions shall be required to be effective prior to the Closing;

(ix) causing Grant Thornton LLP (along with any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in an offering memorandum, the “Auditor”) to (A) furnish to Parent and the Debt Financing Sources, consistent with customary practice, customary comfort letters (including “negative assurance” comfort and change period comfort) and consents, together with drafts of such comfort letters that such independent auditors of the Acquired Corporations are prepared to deliver upon “pricing” and “closing” of any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing, and deliver such comfort letters upon the “pricing” and “closing” of any such high-yield bonds, with respect to financial information relating to the Acquired Corporations, as reasonably requested by Parent or the Debt Financing Sources, as necessary or customary for financings similar to the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing and (B) attend accounting due diligence sessions and drafting sessions;

(x) if the Auditor shall have withdrawn its audit opinion with respect to any audited financial statements of the Acquired Corporations, furnishing Parent and the Debt Financing Sources as soon as practicable with a new unqualified audit opinion with respect to such financial statements by the Auditor or another nationally-recognized independent public accounting firm reasonably acceptable to Parent;

(xi) if (A) (1) any of the financial statements of the Acquired Corporations shall have been restated or (2) the Acquired Corporations, the Board of Directors or the Auditor shall have determined that a restatement of any such financial statements is required and (B) the Acquired Corporations or the Auditor, as applicable, has not subsequently determined and confirmed in writing to Parent that no restatement shall be required in accordance with GAAP, furnishing Parent and the Debt Financing Sources as soon as practicable with such restated financial statements; and

(xii) cooperating with Parent to satisfy the conditions precedent to the Debt Financing or any Alternative Financing as part of or in lieu of any portion of the Debt Financing to the extent within the control of the Company.

(b) The Acquired Corporations shall, and shall cause their respective Affiliates to, supplement any financial statements or other financial information on a reasonably current basis to the extent that any such statements or information, to the knowledge of the Acquired Corporations, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading.

(c) Each Acquired Corporation hereby consents to the customary use of its logos, names and trademarks in connection with the Debt Financing.

(d) At the request of Parent, the Company shall use reasonable best efforts to file a Form 8-K with the SEC disclosing information identified by Parent relating to the Company for purposes of permitting such information to be included in the Debt Marketing Materials to be provided to potential investors who do not wish to receive material nonpublic information with respect to any of Parent, the Company, any of their respective Affiliates or any of their respective securities.

(e) Notwithstanding anything in this Section 5.12 to the contrary, until the Closing occurs, the cooperation requested by Parent pursuant to the preceding provisions of this Section 5.12 shall not (i) unreasonably interfere with the ongoing operations of the Acquired Corporations, or (ii) require any of the Acquired Corporations to (A) pay any commitment or other similar fee, incur any liability or obligation, or commit to taking any action, in each case with respect to third parties (including entering into any agreement) that is not contingent upon the Closing, (B) take any action that could subject any pre-Closing director, manager, officer or employee of any of the Acquired Corporations or any of their Affiliates to any actual or potential personal liability, (C) cause any director or manager of any of the Acquired Corporations or any of their Affiliates to pass resolutions or consents to approve or authorize the execution of the Debt Financing that would be effective prior to Closing, (D) make any representation, warranty or certification that, in the good faith determination of the Company, is not true or cause any condition to Closing set forth in Section 6 to fail to be satisfied, or (E) prepare any pro forma financial statements, projections, estimates or other forward looking information.

(f) In the event this Agreement is terminated pursuant to Section 7, Parent shall promptly reimburse the Acquired Corporations for all reasonable and documented out-of-pocket cost and expenses incurred by the Acquired Corporations in connection with the cooperation contemplated by this Section 5.12, including (i) reasonable attorneys’ fees and (ii) expenses of the Acquired Corporations’ accounting firms engaged to assist in connection with the Debt Financing. Parent shall indemnify, defend and hold harmless, the Acquired Corporations, and their respective Affiliates and Representatives, from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing, the performance of their respective obligations under this Section 5.12, and any information utilized in connection therewith (other than in the event any liability or losses arise out of, or results from the bad faith, gross negligence of or willful misconduct of any such Person).

(g) For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 5.12 represent the sole obligation of the Acquired Corporations with respect to cooperation in connection with the arrangement of the Debt Financing.

SECTION 6

CONDITIONS PRECEDENT TO THE MERGER

6.1 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligation of each Party to effect the Transactions is subject to the satisfaction or, to the extent permitted by applicable Legal Requirement, waiver by a Party with respect to itself, at or prior to the Closing of each of the following conditions:

(a) Governmental Approvals. Any waiting period applicable to the Merger under the HSR Act and any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the Merger, shall have expired or been terminated.

(b) No Injunctions or Restraints. No Governmental Body of competent jurisdiction shall have issued any temporary restraining order, preliminary or permanent injunction or other order that remains in effect preventing the consummation of the Merger, nor shall any Legal Requirement have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body of competent jurisdiction which prohibits or makes illegal the consummation of the Merger.

(c) Company Stockholder Approval. The Required Company Stockholder Vote shall have been obtained.

6.2 Conditions to Parent and Merger Sub’s Obligation to Effect the Transactions. The respective obligation of Parent and Merger Sub to effect the Transactions is subject to the satisfaction or, to the extent permitted by applicable Legal Requirement, waiver by Parent, at or prior to the Closing of each of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in: the first two sentences of Section 2.1(a) (Due Organization; Subsidiaries, Etc.), Section 2.2(a) (Certificate of Incorporation and Bylaws), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), Section 2.24 (Opinion of Financial Advisor) and Section 2.25 (Brokers and Other Advisors) of this Agreement shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) in all material respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(ii) the representations and warranties of the Company set forth in Sections 2.3(a) and 2.3(d) (Capitalization, Etc.) shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) except for de minimis inaccuracies as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(iii) the representations and warranties of the Company set forth in Section 2.5(b) (No Material Adverse Effect) of this Agreement shall be accurate in all respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date with respect to the earlier period set forth in Section 2.5(b); and

(iv) all other representations and warranties of the Company set forth in Section 2 of this Agreement shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Effective Time (or any failure to comply or perform shall have been cured by such time).

(c) Company Material Adverse Effect. Since the execution and delivery of this Agreement, there has not been a Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have furnished Parent with a certificate dated as of the Closing Date, signed on its behalf by a duly authorized officer of the Company, to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

6.3 Conditions to Company’s Obligation to Effect the Transactions. The obligation of the Company to effect the Transactions is subject to the satisfaction or, to the extent permitted by applicable Legal Requirement, waiver by Parent, at or prior to the Closing of each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in Section 3 shall be accurate (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing, as if made as of such time (except to the extent made as of a specific date, in which case as of such specific date), except where the failure of such representations and warranties to be so accurate does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, other than the representations and warranties of Parent and Merger Sub set forth in Section 3.1 (Due Organization), Section 3.2 (Merger Sub), Section 3.3 (Authority; Binding Nature of Agreement) and Section 3.10 (Brokers and Other Advisors), which shall be accurate (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) except for de minimis inaccuracies as of the date of this Agreement and as of the Closing, as if made as of such time (except to the extent made as of an earlier time, in which case as of such earlier time).

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with its obligations, agreements and covenants under this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) Officer’s Certificate. Parent shall have furnished the Company with a certificate dated as of the Closing Date, signed on its behalf by a duly authorized officer, to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

SECTION 7

TERMINATION

7.1 Termination. This Agreement may be terminated prior to the Effective Time:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Closing shall not have occurred on or prior to 11:59 p.m., Eastern Time, on November 6, 2026 (as such date may be extended in accordance with this Section 7.1(b), the “End Date”); provided, however, that if, as of 11:59 p.m., Eastern Time, on such date, (x) all conditions set forth in Section 6 other than the condition set forth in Section 6.1(a) or Section 6.1(b) (solely in respect of Antitrust Laws) has been satisfied or, to the extent permitted by applicable Legal Requirements, waived (other than conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), then the End Date shall automatically be extended by a period of 3 months (and all references to the End Date herein shall be as so extended); and (y) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the failure of the Closing to occur on or before such date;

(c) by either Parent or the Company if a Governmental Body of competent jurisdiction shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or making the consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action;

(d) by Parent if: (i) the Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement when mailed, or shall have effected a Company Adverse Change Recommendation; (ii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer or fails to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of the commencement of such tender offer or exchange offer; or (iii) the Board of Directors fails to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three (3) occasions);

(e) by either Parent or the Company if the Required Company Stockholder Vote shall not have been obtained at a duly convened Company Stockholders’ Meeting or any adjournment or postponement thereof at which the vote was taken in respect of this Agreement and the Merger;

(f) by the Company in order to accept a Superior Proposal and substantially concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board of Directors shall have determined, in good faith, constitutes a Superior Proposal (a “Specified Agreement”);

(g) by Parent if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that a condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would permit the Company to terminate this Agreement pursuant to Section 7.1(h); or

(h) by the Company if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred, such that a condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or, if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would give rise to a failure of a condition set forth in Section 6.2(a) or Section 6.2(b).

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates following any such termination; provided, however, that (a) the final sentence of Section 4.1, Section 5.12(f), this Section 7.2, Section 7.3, Section 8 (other than Section 8.5(b)) and, solely to the extent applicable to the foregoing provisions, any definitions in Exhibit A or elsewhere in this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) notwithstanding anything else to the contrary in this Agreement, no such termination shall relieve any Party of any liability or damages (which, in the case of liabilities or damages payable by Parent and Merger Sub may include, to the fullest extent permitted by Section 261(a)(1) of the DGCL, amounts representing, or based on the loss of, any premium or other economic entitlement the Company’s stockholders would be entitled to receive under this Agreement if the Closing were to occur in accordance with the terms of this Agreement, which shall be deemed in such event to be damages of the Company) resulting from any fraud or willful and material breach of this Agreement prior to such termination.

7.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger are consummated.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 7.1(f);

(ii) this Agreement is terminated by Parent pursuant to Section 7.1(d); or

(iii) each of the following clauses (A), (B) and (C) are satisfied: (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to proviso (y) of Section 7.1(b)) or Section 7.1(e), or by Parent pursuant to Section 7.1(g), (B) after the execution and delivery of this Agreement and prior to such termination, any Person shall have publicly disclosed a bona fide Acquisition Proposal or an Acquisition Proposal has otherwise been communicated to the Board of Directors and such

Acquisition Proposal has not been unconditionally (and, in the case of a publicly disclosed Acquisition Proposal, publicly) withdrawn prior to such termination and (C) within eighteen (18) months of such termination, the Company shall have entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal; provided that for purposes of this clause (C) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the Termination Fee by wire transfer of same day funds (x) in the case of Section 7.3(b)(i), prior to or substantially concurrently with such termination (or if such termination occurs on a day that is not a Business Day, the next Business Day), (y) in the case of Section 7.3(b)(ii), within three (3) Business Days after such termination or (z) in the case of Section 7.3(b)(iii), prior to or substantially concurrently with the earlier of the entry into a definitive agreement with respect to, or the consummation of, the Acquisition Proposal referred to in clause (C) of Section 7.3(b)(iii) (or if such entry or consummation occurs on a day that is not a Business Day, the next Business Day); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $155,475,048. Without limiting the obligation of the Company to pay the Termination Fee, in the event of termination by either Party in the case of Section 7.1(e), the Company shall promptly, but in no event later than three (3) Business Days following the delivery by Parent of an invoice therefor, pay or cause to be paid to Parent, by wire transfer of same day funds, all reasonable and documented out-of-pocket fees and expenses (including of financial advisors, outside legal counsel, accountants, experts, consultants and other Representatives of Parent) actually incurred by or on Parent’s behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the Transactions, up to an amount not to exceed $20,457,243.

(c) Payment of the Termination fee pursuant to Section 7.3(b) (and, in the case of a termination by either Party under Section 7.1(e), any amounts owed to Parent pursuant to the last sentence of Section 7.3(b)) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and except as otherwise set forth in Section 7.2, none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. In the event of any termination described in Section 7.3(b), (i) payment from the Company to Parent of the Termination Fee pursuant to Section 7.3(b) (and, in case of a termination by either Party under Section 7.1(e), any amounts owed to Parent pursuant to the last sentence of Section 7.3(b)) shall be the sole and exclusive remedy of Parent, Merger Sub or any of their respective Affiliates against the Acquired Corporations and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and (ii) subject to Section 7.2, upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

(d) The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to Section 7.3(b), and, in order to obtain the payment, Parent commences a Legal Proceeding which results in a judgment against the Company, the Company shall pay Parent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

7.4 No Recourse Against Debt Financing Related Persons.

(a) No Debt Financing Related Person shall have any liability or obligation to the Company or any Company Related Party (whether in contract or in tort, in law or in equity or otherwise) for or in respect of any claims, causes of action, obligations, or losses arising under, out of, in connection with, or related in any matter to: (i) this Agreement, the Debt Financing, the Debt Financing Documents or the transactions contemplated hereunder or thereunder, (ii) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (iii) any breach or violation of this Agreement or (iv) any failure of the transactions contemplated hereunder to be consummated.

(b) In no event will the Company or any of its Affiliates seek or obtain or support any Person in any Legal Proceeding of any kind or description to seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain or support any Person in any Legal Proceeding of any kind or description to seek or obtain, any monetary recovery or monetary award of any kind against any Debt Financing Related Person.

SECTION 8

MISCELLANEOUS PROVISIONS

8.1 Amendment. Prior to the Effective Time, this Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Notwithstanding anything to the contrary contained herein, the Debt Financing Sources Protective Provisions contained in this Agreement and the related definitions (and solely as they relate to such Debt Financing Sources Protective Provisions, the definitions of any terms used in such Debt Financing Sources Protective Provisions) may not be amended, waived or otherwise modified in any manner that affects the Debt Financing or any Debt Financing Related Person without the prior written consent of the Debt Financing Sources.

8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent permissible under applicable Legal Requirements, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if it is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered by any Person pursuant to this Agreement shall survive the Effective Time.

8.4 Entire Agreement; Counterparts. This Agreement (including its Exhibits, Annexes and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of: (A) the Chancery Court of the State of Delaware and any state appellate court therefrom, (B) if (but only if) the court in clause (A) lacks subject matter jurisdiction, the Superior Court of the State of Delaware sitting in New Castle County and any state appellate court therefrom or (C) if (but only if) the courts in clauses (A) and (B) lack subject matter jurisdiction, the United States District Court in the State of Delaware and any appellate court therefrom (collectively, the courts described in clauses (A) through (C), the “Delaware Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.9. Each of the Parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES OR INVOLVING ANY DEBT FINANCING SOURCE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT,THE TRANSACTIONS CONTEMPLATED HEREBY, THE DEBT FINANCING OR THE ACTIONS OF ANY PARTY HERETO OR ANY DEBT FINANCING SOURCE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.

(d) Notwithstanding anything to the contrary herein, each Party agrees (in the case of the Company on behalf of itself and each Company Related Party):

(i) that any Legal Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against the Debt Financing Related Persons in any way relating to this Agreement or any of the Transactions or the Debt Financing, including any dispute arising out of or relating in any way to the Debt Financing Documents or the performance thereof or the transactions contemplated thereby, shall be governed by, and construed in accordance with, the Legal Requirements of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the Legal Requirements of another jurisdiction;

(ii) that any Legal Proceeding of any kind or nature, whether at law or in equity, in contract, tort or otherwise, against a Debt Financing Related Person in connection with this Agreement, the Debt Financing, the Transactions, the Debt Financing Documents or the performance thereof or the transactions contemplated thereby, shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such courts,

(iii) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or Legal Proceeding in any other courts,

(iv) that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(v) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and

(vi) agrees that notice pursuant to Section 8.9 shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.

8.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, further, however, that Parent may assign this Agreement to any of Parent’s controlled Affiliates (provided, that such assignment by Parent shall not (x) relieve Parent or Merger Sub of its obligations hereunder or otherwise alter or change any obligation of any other Party hereto and no such assignment shall be permitted to the extent it would reasonably be expected to delay the Closing or (y) result in additional withholding or deductions of, or any additional requirement to withhold or deduct, any amount of Tax pursuant to Section 1.6(e)).

8.7 No Third-Party Beneficiaries.

(a) Except as set forth in clause (b) below, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (a) (i) the right of the Company’s stockholders to receive the Merger Consideration pursuant to Section 1.5 following the Effective Time, as applicable, in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Equity Awards to receive the Merger Consideration pursuant to Section 1.8 following the Effective Time in accordance with the terms of this Agreement; (b) the provisions set forth in Section 5.4 and Section 5.12(f) of this Agreement; and (c) the limitations on liability of the Company Related Parties set forth in Section 7.3(c). The Parties hereby agree that the Company shall have the right, on its own behalf and, in accordance with and to the fullest extent permitted by Section 261(a)(2) of the DGCL, as representative on behalf of the Company’s stockholders and the holders of Company Equity Awards to pursue specific performance as set forth in Section 8.5(b) or damages to the fullest extent permitted by Section 261(a)(1) of the DGCL. For the avoidance of doubt, (i) only the Company (and not the Company’s stockholders or the holders of Company Equity Awards) may bring an action pursuing liability for such damages and (ii) the Company may retain, without distribution to the Company’s stockholders or the holders of Company Equity Awards, any damages received.

(b) The Debt Financing Related Persons are intended third-party beneficiaries of, and may enforce, the Debt Financing Sources Protective Provisions.

8.8 Transfer Taxes. Except as otherwise provided in Section 1.6(b), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees, including any penalties and interest, with respect to the Transactions shall be borne by the Company and expressly shall not be a liability of holders of Shares.

8.9 Notices. All notices and other communications required or permitted to be given to any Party hereunder shall be in writing and shall be deemed properly delivered on (a) the date and time of delivery if delivered personally, (b) the date and time of transmittal if delivered by email (provided no “bounce back” or similar message of non-delivery is received with respect thereto), (c) the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) upon confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices or other communications hereunder shall be delivered to the addresses or email addresses set forth below, or pursuant to such other instructions as the Party to receive such notice or communication shall have specified in a written notice given to the other Parties:

if to Parent or Merger Sub (or following the Effective Time, the Surviving Corporation):

Angelini Pharma S.p.A.
Viale Amelia, 70,
00181 Rome, Italy
Attention:	Enrica Dogali
Email:	[***]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP 390 Madison Avenue
New York, NY 10017
Attention:	Peter Cohen-Millstein
E-mail:	[***]

and to:

Hogan Lovells Studio Legale
Via Santa Maria alla Porta 2 20123 Milano
Attention:	Ferigo Foscari; Andrei Pretti
E-mail:	[***] [***]

if to the Company (prior to the Effective Time):

Catalyst Pharmaceuticals, Inc. 355 Alhambra Circle, Suite 801
Coral Gables, Florida 33134
Attention:	Patrick McEnany; Rich Daly; Brian Elsbernd
Email:	[***]
[***] [***]

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP 200 Clarendon Street
Boston, Massachusetts 02116
Attention:	Graham Robinson; Chadé Severin; Merric Kaufman
E-mail:	[***]
[***] [***]

and to:

Akerman LLP 201 East Las Olas Boulevard, Suite 1800
Fort Lauderdale, FL 33301
Attention:	Philip B. Schwartz
E-mail:	[***]

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.11 Obligation of Parent. Parent shall ensure that Merger Sub (and, following the Effective Time, the Surviving Corporation) duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub (and, following the Effective Time, the Surviving Corporation) under this Agreement, and Parent shall be jointly and severally liable with Merger Sub (and, following the Effective Time, the Surviving Corporation) for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

8.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein.

(d) As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding such term, unless otherwise specified.

(e) As used in this Agreement, the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.

(g) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h) The term “dollars” and character “$” shall mean United States dollars.

(i) Any reference to any Governmental Body includes any successor to that Governmental Body; any reference to any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rule and regulation promulgated under such statute); and any reference to any section of any applicable Legal Requirement includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Legal Requirement shall be deemed to refer to such Legal Requirement, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).

(j) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided,” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to Parent prior to the execution and delivery of this Agreement, including by being posted to the virtual data room managed by the Company and hosted by Datasite, or filed with or furnished to the SEC and available on EDGAR prior to the execution and delivery of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Angelini Pharma S.p.A.

By:	/s/ Erik Frans Lommerde
Name: Erik Frans Lommerde
Title: Attorney-in-Fact

Angelini Cielo Inc.

By:	/s/ Erik Frans Lommerde
Name: Erik Frans Lommerde
Title: Attorney-in-Fact

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Richard J. Daly
Name: Richard J. Daly
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement” is defined in Section 4.3(b) of the Agreement.

Acquired Corporations. “Acquired Corporations” is defined in Section 1.5(a)(i) of the Agreement.

Acquisition Proposal. “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition or license of assets of the Company equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (b) issuance or acquisition of 20% or more of the outstanding Company Common Stock, (c) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Company Common Stock or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Company Common Stock, in each case (a) through (d) other than the Transactions.

Affiliate. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

Agreement. “Agreement” is defined in the preamble to the Agreement.

Alternative Acquisition Agreement. “Alternative Acquisition Agreement” is defined in Section 4.3(a) of the Agreement.

Alternative Financing. “Alternative Financing” shall mean alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources, which may include one or more of a senior secured debt financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, or alternative equity financing from one or more Persons (which in any case will not be exclusive of any alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources), in all cases in an amount such that the aggregate funds that would be available to Parent at the Closing will be sufficient to pay the Required Amount.

Antitrust Laws. “Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust laws, any laws relating to foreign direct investment and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition or intended to prohibit, restrict or regulate foreign direct investment or investment that could affect national security interests.

Auditor. “Auditor” is defined in Section 5.12(a)(ix) of the Agreement.

Board of Directors. “Board of Directors” is defined in the Introduction to the Agreement.

Book-Entry Shares. “Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.

Business Day. “Business Day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York, NY or Rome, Italy are authorized or required by Legal Requirements to be closed.

Canceled Shares. “Canceled Shares” is defined in Section 1.5 of the Agreement.

Certificated Shares. “Certificated Shares” is defined in Section 1.6(b) of the Agreement.

Certificates. “Certificates” is defined in Section 1.6(b) of the Agreement.

Change of Control Payment. “Change of Control Payment” is defined in Section 2.9(a)(vii) of the Agreement.

Closing. “Closing” is defined in Section 1.3(a) of the Agreement.

Closing Date. “Closing Date” is defined in Section 1.3(a) of the Agreement.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Collective Bargaining Agreement. “Collective Bargaining Agreement” is defined in Section 2.9(a)(xii) of the Agreement.

Company. “Company” is defined in the preamble to the Agreement.

Company Adverse Change Recommendation. “Company Adverse Change Recommendation” is defined in Section 4.3(d) of the Agreement.

Company Board Recommendation. “Company Board Recommendation” is defined in the Introduction to the Agreement.

Company Common Stock. “Company Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

Company Disclosure Documents. “Company Disclosure Documents” is defined in Section 2.4(h) of the Agreement.

Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

Company Equity Award. “Company Equity Award” shall mean each Company Option and Company RSU.

Company Equity Plan. “Company Equity Plan” shall mean the Catalyst Pharmaceuticals, Inc. 2018 Stock Incentive Plan, as may be amended and restated from time to time.

Company IP. “Company IP” shall mean (i) all Intellectual Property Rights that are owned (whether wholly or jointly with others) or purported to be owned by the Acquired Corporations (“Company Owned IP”), and (ii) any other Intellectual Property Rights licensed to, or used or held for use by, the Acquired Corporations, other than Intellectual Property Rights licensed to the Acquired Corporations pursuant to Standard IP Contracts (“Company Licensed IP”).

Company IT Assets. “Company IT Assets” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by any of the Acquired Corporations, or licensed or leased to any of the Acquired Corporations pursuant to written agreements (excluding any public networks).

Company Options. “Company Options” shall mean all compensatory options to purchase Shares granted under any Company Equity Plan.

Company Preferred Stock. “Company Preferred Stock” shall mean the preferred stock, $0.001 par value per share, of the Company.

Company Products. “Company Products” shall mean any pharmaceutical products or compounds, medical devices, or combination products that are being clinically developed, tested, manufactured, sold or distributed by or on behalf of the Company or its Subsidiary and that are owned by, licensed to, or otherwise used in the business of, the Company or its Subsidiary, including through collaboration with others.

Company Registered IP. “Company Registered IP” is defined in Section 2.8(a) of the Agreement.

Company Returns. “Company Returns” is defined in Section 2.15(a) of the Agreement.

Company RSUs. “Company RSUs” shall mean all restricted stock units granted under any Company Equity Plan.

Company SEC Documents. “Company SEC Documents” is defined in Section 2.4(a) of the Agreement.

Confidentiality Agreement. “Confidentiality Agreement” is defined in Section 4.1 of the Agreement.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.

Continuing Employee. “Continuing Employee” is defined in Section 5.3(b) of the Agreement.

Contract. “Contract” shall mean any legally binding agreement (excluding any Employee Plan).

Copyrights. “Copyrights” is defined in the definition of Intellectual Property Rights.

DEA. “DEA” shall mean the United States Drug Enforcement Administration.

Debt Commitment Letter. “Debt Commitment Letter” shall mean the debt commitment letters, dated as of the date hereof, between Parent and the underwriters and arrangers party thereto (including all exhibits, annexes, schedules and term sheets attached thereto or contemplated thereby), as the same may be amended, restated, amended and restated, supplemented, modified or replaced in compliance with this Agreement, pursuant to which the lenders party thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided the Debt Financing set forth therein.

Debt Fee Letter. “Debt Fee Letter” shall mean that certain fee letter related to the Debt Commitment Letter.

Debt Financing. “Debt Financing” shall mean the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter (including any “market flex” terms in the Debt Fee Letter).

Debt Financing Documents. “Debt Financing Documents” shall mean the agreements, letters, documents and certificates contemplated by or in connection with the Debt Financing.

Debt Financing Related Persons. “Debt Financing Related Persons” shall mean (i) the Debt Financing Sources, (ii) any Affiliates of the Debt Financing Sources and (iii) the respective Affiliates and Representatives of each Person identified in clauses (i) and (ii) of this definition; provided that neither Parent nor any Affiliate of Parent shall constitute a Debt Financing Related Person.

Debt Financing Sources. “Debt Financing Sources” shall mean each Person (including the lenders, agents arrangers, bookrunners, managers, co-agents, financial institutions, institutional investors, underwriters, commitment parties or similar debt financing sources) that has committed to provide or arrange the Debt Financing, or any Alternative Financing, in connection with the transactions contemplated hereby pursuant to the Debt Commitment Letter or any Alternative Financing, and the parties to any joinder agreements, indentures, credit agreement or any other definitive documentation entered pursuant thereto or relating thereto, together with their respective Affiliates and their and their respective Affiliates’ Representatives.

Debt Financing Sources Protective Provisions. “Debt Financing Sources Protective Provisions” shall mean Section 7.4, Section 8.1, Section 8.5(c), Section 8.5(d), and Section 8.7(b) of the Agreement.

Debt Marketing Materials. “Debt Marketing Materials” is defined in Section 5.12(a)(iv) of the Agreement.

Delaware Courts. “Delaware Courts” is defined in Section 8.5(a) of the Agreement.

Determination Notice. “Determination Notice” is defined in Section 4.3(e) of the Agreement.

DGCL. “DGCL” shall mean the General Corporation Law of the State of Delaware.

Dissenting Shares. “Dissenting Shares” is defined in Section 1.7 of the Agreement.

DOJ. “DOJ” shall mean the U.S. Department of Justice.

EDGAR. “EDGAR” is defined in Section 2.9(b) of the Agreement.

Effective Time. “Effective Time” is defined in Section 1.3(b) of the Agreement.

Employee Plan. “Employee Plan” shall mean each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each bonus, change of control or other transaction-based incentive, retention, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock unit, other equity or equity-based award, severance pay, termination pay, death and disability benefits, hospitalization, health and welfare, life insurance, flexible benefits, profit-sharing, pension or retirement plan, vacation, sick pay, retiree, or reimbursement policy, program, agreement or arrangement, and employment, individual consulting, severance agreement, and each other employee benefit plan, or arrangement (i) that is sponsored, maintained, contributed to or required to be contributed to by an Acquired Corporation for the benefit of any current or former employee of an Acquired Corporation, and (ii) with respect to which an Acquired Corporation has any liability.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, right of first refusal, preemptive right or similar restriction of any nature.

End Date. “End Date” is defined in Section 7.1(b) of the Agreement.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any Legal Requirement relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface, soil subsurface strata, and soil vapor), or to the emissions, discharges, Releases or threatened Releases, manufacture, generation, recycling, processing, distribution, use, treatment, storage, disposal, cleanup, remediation, mitigation, labeling, transport or handling of Hazardous Materials.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974.

ERISA Affiliate. “ERISA Affiliate” shall mean each entity or trade or business (whether or not incorporated) that would be treated together with the Company as a “single employer” within the meaning of Section 414 of the Code.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

FDA. “FDA” shall mean the United States Food and Drug Administration.

Federal Healthcare Program. “Federal Healthcare Program” shall mean any federal health care program as defined in 42 U.S.C. §1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE and similar or successor programs financed in whole or in part by any Governmental Body.

FTC. “FTC” shall mean the U.S. Federal Trade Commission.

GAAP. “GAAP” is defined in Section 2.4(b) of the Agreement.

Governmental Authorization. “Governmental Authorization” shall mean any: permit, license, certificate, franchise, permission, approval, clearance, registration (including any establishment registration and product listing), generator identification number, qualification, exemptions, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit or body and any court or other tribunal.

Hazardous Materials. “Hazardous Materials” shall mean any waste, material, or substance (regardless of physical form or concentration) that is listed, regulated or defined under or provides the basis for liability under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, toxic mold, radioactive material, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and petroleum and petroleum-derived substances and wastes (including any fraction thereof).

Healthcare Regulatory Laws. “Healthcare Regulatory Laws” shall mean any of the following, their implementing regulations, in each case as applicable to the business of the Acquired Corporations and as each may be amended from time to time: (i) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); (ii) the federal civil False Claims Act,

31 U.S.C. §§ 3729-3733; (iii) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (iv) the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58; (v) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (vi) HIPAA; (vii) the Federal Health Care Program Exclusion Laws, 42 U.S.C. § 1320a-7; (viii) the Open Payments provisions of the Affordable Care Act, 42 U.S.C. § 1320a-7h, and any comparable federal, state, provincial or local healthcare Legal Requirements; (ix) the Drug Sample Reporting provisions of the Affordable Care Act, 42 U.S.C. § 1320a-7i; (x) Legal Requirements governing government pricing or price reporting programs and regulations promulgated thereunder, and any other similar Legal Requirement, including without limitation the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program, 42 U.S.C. § 1396r-8 any state supplemental rebate program, any requirements under the Medicare Part D program, 42 U.S.C. § 1395w, any state price reporting requirements, and Medicare Part B average sales price (42 U.S.C. § 1395w–3a); (xi) Section 340B of the Federal Public Health Service Act, 42 U.S.C. § 256b; (xii) any state Legal Requirements that reference Section 340B of the Federal Public Health Service Act, 42 U.S.C. § 256b; (xiii) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, 42 U.S.C. § 1395w-101 et seq.; (xiv) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq.; (xv) the Federal Controlled Substances Act, 21 U.S.C. §§ 801 et seq.; (xvi) the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; (xvii) the Animal Welfare Act (7. U.S.C. §§ 2131 et seq.); (xviii) Title 21, Code of Federal Regulations; (xix) any other federal or state Legal Requirements governing the manufacture, sale, and distribution of pharmaceuticals; (xx) state or provincial licensing, disclosure and reporting Legal Requirements; and (xxi) comparable Legal Requirements of other jurisdictions governing the design, development, testing, manufacturing, processing, storing, importing or exporting, labeling or packaging, advertising, distributing, supplying, offering for sale or marketing of products of the Acquired Corporations.

HIPAA. “HIPAA” shall mean, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, and all implementing regulations promulgated thereunder.

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

In-bound License. “In-bound License” is defined in Section 2.8(h) of the Agreement.

Indebtedness. “Indebtedness” shall mean, without duplication, (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person, including that portion of obligations with respect to any capital leases that is classified as a liability on a balance sheet in conformity with GAAP, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts for indebtedness for borrowed money owing to any Person, (iii) any reimbursement obligations in respect of all drawn amounts under letters of credit and bankers’ acceptances (other than obligations in respect of letters of credit and bankers’ acceptances used as security for leases), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired or (v) any guaranty of any such obligations described in clauses (i) through (iv) of any Person other than an Acquired Corporation (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice), except that Indebtedness shall not include obligations between or among any of the Acquired Corporations.

Indemnified Persons. “Indemnified Persons” is defined in Section 5.4(a) of the Agreement.

Information Privacy or Security Breach. “Information Privacy or Security Breach” means any unauthorized access, acquisition, use, disclosure, loss, or corruption of Protected Information held by or on behalf of any Acquired Corporation.

Insurance Policies. “Insurance Policies” is defined in Section 2.19 of the Agreement.

Intellectual Property Rights. “Intellectual Property Rights” shall mean all intellectual property and industrial property rights of every kind and description throughout the world, including all U.S. and foreign (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, supplementary protection certificates, and extensions thereof (“Patents”), (b) trademarks, service marks, names, corporate names, trade names, Internet domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing and applications and registrations for the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter (“Copyrights”), (d) trade secrets and other confidential or proprietary ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”), and (e) with respect to the foregoing clauses (a) through (d), all registrations and applications for registration of, and all causes of action and rights to sue or seek other remedies arising from or relating to, the foregoing.

Intervening Event. “Intervening Event” means an Effect that (a) was not known to or reasonably foreseeable by the Board of Directors as of or prior to the date of the Agreement and (b) does not relate to an Acquisition Proposal; provided, that any change in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, shall not be taken into account in determining whether an Intervening Event has occurred.

IRS. “IRS” shall mean the U.S. Internal Revenue Service.

knowledge. “knowledge” with respect to an Entity shall mean with respect to any matter in question the actual knowledge, after reasonable inquiry, of such Entity’s executive officers.

Labor Organization. “Labor Organization” shall mean any labor organization, union, works council, employee bargaining agency or similar entity representing any employee of an Acquired Corporation.

Leased Real Property. “Leased Real Property” is defined in Section 2.7(b) of the Agreement.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, complaint, litigation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing or investigation commenced, brought, conducted or heard by or before any Governmental Body.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, common law, code, decree, rule, regulation, binding guidance, or ruling issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or another stock exchange).

Material Adverse Effect. “Material Adverse Effect” shall mean any event, occurrence, circumstance, change or effect (each, an “Effect”) which, individually or when taken together with all other Effects, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to consummate the Merger on or before the End Date or (b) the business, assets, condition (financial or otherwise), financial performance, or results of operations of the Acquired Corporations, taken as a whole; provided, however, that none of the following shall be deemed to constitute or, except as set forth below, be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect for purposes of clause (b) above: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) the announcement, pendency or performance of the Transactions (other than for purposes of any representation or warranty contained in Section 2.23); (iii) any Effect generally affecting the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions; (iv) fluctuations in the value of any currency or interest rates; (v) any act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic, trade war or any other similar event; (vi) the failure of the Company to meet internal or analysts’ expectations or projections; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any adverse effect arising directly from or otherwise directly relating to any action taken by an Acquired Corporation at the written direction of Parent; (viii) any event, occurrence, circumstance, change or effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; (ix) changes in, or any actions taken for the purpose of complying with any change in, any Legal Requirement or GAAP (or any interpretation of any Legal Requirement or GAAP); (x) any Legal Proceeding described in Section 1.7 or Section 5.5; provided that any Effect referred to in the foregoing clauses (iii), (iv), (v) and (ix) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect solely to the extent such Effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate.

Material Contract. “Material Contract” is defined in Section 2.9(a) of the Agreement.

Maximum Amount. “Maximum Amount” is defined in Section 5.4(b) of the Agreement.

Merger. “Merger” is defined in the Introduction to the Agreement.

Merger Consideration. “Merger Consideration” is defined in Section 1.5(a)(ii) of the Agreement.

Merger Sub. “Merger Sub” is defined in the preamble to the Agreement.

Nasdaq. “Nasdaq” shall mean The Nasdaq Capital Market.

Out-bound License. “Out-bound License” is defined in Section 2.8(h) of the Agreement.

Parent. “Parent” is defined in the preamble to the Agreement.

Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the Transactions in a timely manner on the terms set forth herein.

Parties. “Parties” shall mean Parent, Merger Sub, and the Company.

Paying Agent. “Paying Agent” is defined in Section 1.6(a) of the Agreement.

Payment Fund. “Payment Fund” is defined in Section 1.6(a) of the Agreement.

Permitted Encumbrance. “Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes (i) that are not due and payable or (ii) the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business consistent with past practice under the terms of any Contracts to which the relevant Party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business consistent with past practice which are not yet filed and for which payment is not delinquent), (c) any interest or title of a lessor under leases (other than capital leases) entered into by an Acquired Corporation in the ordinary course of business, and any Encumbrance related thereto, (d) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (e) Standard IP Contracts and (f) in the case of real property, Encumbrances that are easements, rights-of-way, restrictions, conditions and other similar Encumbrances of record affecting such real property and which, individually or in the aggregate, do not and would not reasonably be expected to materially and adversely impair the current or contemplated use (or contemplated use), utility or value, financing or legal compliance of the applicable real property.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Information. “Personal Information” shall mean, collectively, any information that (i) identifies (or in combination with other information may identify), is capable of being associated with, or can be reasonably linked, directly or indirectly, to a natural person; or (ii) is governed, regulated or protected by Privacy and Security Laws.

Pre-Closing Period. “Pre-Closing Period” is defined in Section 4.1 of the Agreement.

Privacy and Security Laws. “Privacy and Security Laws” shall mean, to the extent applicable to any Acquired Corporation, any provisions of Legal Requirements regulating the Processing of Personal Information, including without limitation HIPAA, state data protection and breach notification Legal Requirements, the Federal Trade Commission Act, and state consumer protection Legal Requirements.

Privacy and Security Requirements. “Privacy and Security Requirements” shall mean, to the extent applicable to any Acquired Corporation, (a) all Privacy and Security Laws; (b) material obligations under all Contracts between any Acquired Corporation and any Person that govern the Processing of Personal Information; (c) all public-facing written policies and notices of any Acquired Corporation relating to the Processing of Protected Information; and (c) all Consents obtained from individual data subjects related to the Processing of their Personal Information.

Process. “Process,” shall mean the access, creation, collection, use, storage, processing, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data, and includes the correlative terms “Processed,” “Processes,” and “Processing”.

Promotional Materials. “Promotional Materials” is defined in Section 2.12(h) of the Agreement.

Protected Information. “Protected Information” shall mean any information that is Personal Information or all data stored or processed by or on behalf of any Acquired Corporation.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered or issued under the authority of any Governmental Body (or other registrar in the case of domain names), and all applications for any of the foregoing.

Release. “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, release, or threatened release of Hazardous Materials from any source into or upon the indoor or outdoor environment, including any air, soil, soil vapor, improvements, surface water, groundwater, subsurface strata, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

Representatives. “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.

Required Company Stockholder Vote. “Required Company Stockholder Vote” has the meaning assigned to such term in Section 2.21 of the Agreement.

Restricted Parties. “Restricted Parties” has the meaning set forth in Section 2.13(a) of the Agreement.

Retention Program. “Retention Program” has the meaning set forth in Section 5.3(a) of the Agreement.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder.

Shares. “Shares” is defined in Section 1.5(a)(i) of the Agreement.

Specified Agreement. “Specified Agreement” is defined in Section 7.1(f) of the Agreement.

Standard IP Contracts. “Standard IP Contracts” is defined in Section 2.8(h) of the Agreement.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Superior Proposal. “Superior Proposal” shall mean a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 4.3); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “100%.”

Surviving Corporation. “Surviving Corporation” is defined in Section 1.1 of the Agreement.

Takeover Laws. “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations (including, for the avoidance of doubt, Section 203 of the DGCL).

Tax. “Tax” shall mean any and all U.S. federal, state or local or non-U.S. taxes, charges, duties, fees, contributions, levies, payments in lieu of tax or other similar assessments or liabilities in the nature of a tax, including income, (however denominated), profits, alternative or add-on minimum, excise, gross income, gross receipts, sales, use, goods and services, consumption, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, unemployment, social security (or any similar retirement fund), disability, custom duty, tariff, severance, stamp, occupation, premium, property (real or personal), environmental or windfall profit, any branded prescription drug fee imposed under Section 9008 of the Patient Protection and Affordable Care Act, Public Law 111–148 (124 Stat. 119 (2010)), as amended by Section 1404 of the Health Care and Education Reconciliation Act of 2010, Public Law 111–152 (124 Stat. 1029 (2010)), or any successor provision thereto, estimated or other tax, together with any interest, penalty, or addition thereto.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, claim for refund, estimate, schedule, notification, form, election, certificate or other document or information filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any attachments thereto or amendments thereof.

Termination Fee. “Termination Fee” is defined in Section 7.3(b) of the Agreement.

Trade Control Laws. “Trade Control Laws” means (a) all U.S. statutory and regulatory Legal Requirements related to export controls, economic sanctions, trade embargoes, boycotts and imports of goods, including the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (“ITAR”) (22 CFR 120-130), the United States Export Control Reform Act of 2018 (50 U.S.C. 4801-4852), the Export Administration Regulations (“EAR”) (15 CFR 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-599), as well as the statutes, orders, and lists administered by OFAC including the List of Specially Designated Nationals and Blocked Persons, the List of Foreign Sanctions Evaders and the Sectoral Sanctions Identifications List, by BIS including the Denied Persons List, the Entity List and the Unverified List, by the U.S. Department of State including the Debarred List and by any other U.S. trade control authority; and (b) all Legal Requirements of any non-U.S. Governmental Body applicable to the Company related to export controls, economic sanctions, trade embargoes, boycotts and imports of goods.

Trademarks. “Trademarks” is defined in the definition of Intellectual Property Rights.

Trade Secrets. “Trade Secrets” is defined in the definition of Intellectual Property Rights.

Transaction Litigation. “Transaction Litigation” shall mean any claim, demand or Legal Proceeding (including any class action or derivative litigation, but excluding any claim, demand or Legal Proceeding solely among the Parties) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving the Company, the Board of Directors, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any of the Transactions (including any such claim or Legal Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Board of Directors or any officer of the Company), or alleging or asserting any misrepresentation or omission in the Proxy Statement or any other related SEC filings by the Company.

Transactions. “Transactions” is defined in Section 1.1 of the Agreement.

Voting Agreement. “Voting Agreement” is defined in the Introduction to the Agreement.

willful and material breach. “willful and material breach” shall mean a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of the Agreement.

ANNEX I

I-1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CATALYST PHARMACEUTICALS, INC.

ARTICLE I

The name of the corporation is Catalyst Pharmaceuticals, Inc. (the “Company”).

ARTICLE II

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Company for service of process at such address is Corporation Service Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The Company is authorized to issue only one class of stock, to be designated common stock (the “Common Stock”). The total number of shares of Common Stock that the Company is authorized to issue is 1,000, par value $0.001 per share.

ARTICLE V

In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Company is expressly authorized to make, amend or repeal Bylaws of the Company.

ARTICLE VI

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Company.

ARTICLE VII

(A) To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director or officer at the request of the Company or any predecessor of the Company.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding asserting a claim on behalf of the Company, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws, (d) any action or proceeding asserting a claim as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware or (e) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the Company’s stockholders herein are granted subject to this reservation,

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit 3.1

SECOND AMENDMENT TO BY-LAW OF

CATALYST PHARMACEUTICALS, INC.

ARTICLE VIII

Section 8.1 Exclusive Jurisdiction of Delaware Courts or the United States Federal District Courts. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction thereof, another state court or a federal district court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or by-laws (including the interpretation, validity or enforceability thereof), or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.1.

Adopted by the Board of Directors of Catalyst

Pharmaceuticals, Inc. on May 6, 2026.

Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of August 6, 2026 by and between Angelini Pharma S.p.A., an entity organized under the laws of Italy (“Parent”), and ____________ (“Stockholder”).

RECITALS

A. Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

B. Parent, Angelini Cielo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are contemporaneously entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation following the Merger.

C. In the Merger, each outstanding share of common stock of the Company (other than any Canceled Shares or Dissenting Shares, as such terms are defined in the Merger Agreement) is to be converted into the right to receive the Merger Consideration further described in the Merger Agreement.

D. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The terms “Acquisition Proposal,” “Effective Time,” “Person,” “Shares” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b) “Expiration Time” means the earliest of: (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time.

(c) “Subject Securities” means: (i) all securities of the Company (including all Shares and all options, restricted stock units, warrants and other rights to acquire Shares) for which Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Shares and all additional options, restricted stock units, warrants and other rights to acquire Shares) for which Stockholder becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) during the Voting Period.

(d) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of or interest in such security.

(e) “Voting Period” means the period commencing on (and including) the date of this Agreement and ending at the Expiration Time.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the Voting Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected (other than in the Merger). Without limiting the generality of the foregoing, during the Voting Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Restriction on Transfer of Voting Rights. During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted (except for the proxy granted to Parent in connection with this Agreement), and no voting agreement or similar agreement is entered into (except for the voting covenants contained in this Agreement), with respect to any of the Subject Securities.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) as a bona fide gift or charitable donation, or (iii) upon the death of Stockholder; or (b) if Stockholder is an entity, to one or more Affiliates; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. In addition, nothing in this Agreement shall prohibit the Transfer by Stockholder of Subject Securities issued to Stockholder on settlement of Company RSUs or on exercise of Company Stock Options, for the purpose of paying Taxes, satisfying Tax withholding obligations, or paying any exercise price in connection with such settlement or exercise; provided, that (except in the case of Company Stock Options expiring on December 2, 2026, which Company Stock Options may be exercised no more than five (5) Business Days prior to December 2, 2026 using a “sell-to-cover” transaction for the purpose of paying Taxes, satisfying Tax withholding obligations, or paying any exercise price in connection with such exercise, in each case, consistent with past practice) such Transfer shall not result, directly or indirectly, in any Person other than Stockholder or the Company receiving such Subject Securities.

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SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and in any action by written consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause any Subject Securities that are entitled to vote at such meeting to be voted:

(a) in favor of: (i) the Merger and the adoption of the Merger Agreement; (ii) each of the other actions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against each of the following actions (other than the Merger and the other transactions contemplated in the Merger Agreement): (i) any other Acquisition Proposal; (ii) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) any amendment to the organizational documents of the Company, which amendment would reasonably be expected to have the effect of (A) frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, (B) impeding, interfering with, preventing, delaying or adversely affecting the Merger or (C) changing the voting rights of any shares of capital stock of the Company; (iv) any material change in the capitalization of the Company or the Company’s corporate structure; and (v) any other action which is intended or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated in the Merger Agreement, provided, that Stockholder shall vote in favor of any proposal to adjourn the Company Stockholders’ Meeting if there are not sufficient votes present at the Company Stockholders’ Meeting to approve the Merger Agreement.

3.2 Other Voting Agreements. During the Voting Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1. Except as set forth in or contemplated by this Agreement, Stockholder may vote the Subject Securities in its discretion on all matters submitted for the vote of the Company Stockholders or in connection with any meeting or written consent of the Company Stockholders.

3.3 Proxy.

(a) Contemporaneously with the execution of this Agreement, Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall (at all times during the Voting Period) be irrevocable to the fullest extent permitted by law with respect to the shares referred to therein, and shall automatically terminate in its entirety at the Expiration Time (the “Proxy”).

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(b) Stockholder shall not enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would reasonably be expected to restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder or any of the actions contemplated hereby.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to all of the Subject Securities with respect to the Merger.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

5.1 Authorization, etc. Stockholder has full power and authority and legal capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Stockholder and its Representatives have reviewed and understand the terms of this Agreement, and Stockholder has had the opportunity to consult with Stockholder’s legal counsel in connection with this Agreement.

5.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by Stockholder does not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any applicable Laws or Order binding on Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected in any material respect; or (ii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement and the Proxy by Stockholder does not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent of any Person. Stockholder is not, nor will Stockholder be, required to give any notice to any person in connection with the execution, delivery or performance of this Agreement or the Proxy.

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5.3 Title to Securities. As of the date of this Agreement: (a) Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), free and clear of any Encumbrances, of the number of outstanding Shares set forth under the heading “Voting Shares” on the signature page of this Agreement; (b) Stockholder holds (free and clear of any Encumbrances) the Company Options, Company RSUs and other rights to acquire Shares set forth under the heading “Options, RSUs and Other Rights” on the signature page of this Agreement; and (c) Stockholder does not directly or indirectly own, beneficially or of record, any shares of capital stock or other securities of the Company, or any option, restricted stock unit, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares, options, restricted stock units and other rights set forth on the signature page of this Agreement.

5.4 Accuracy of Representations. The representations and warranties contained in this Section 5 are accurate and complete in all respects as of the date of this Agreement, and will be accurate and complete in all respects as of the date of the Company Stockholders’ Meeting (and the date of each adjournment or postponement thereof, if any) as if made as of the date of the Company Stockholders’ Meeting (and as of the date of each such adjournment or postponement thereof, if any), other than in the case of any increase in the number of Subject Securities acquired by the Stockholder following the date of this Agreement.

SECTION 6. MISCELLANEOUS

6.1 Stockholder Information. Stockholder hereby agrees to permit Parent, Merger Sub and the Company to (a) publish and disclose in the Proxy Statement, any current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Merger (collectively, the “Public Filings”), Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to any Public Filing. Nothing in this Agreement shall preclude Stockholder from making such filings as are required by the SEC or any other regulatory authority in connection with the entering into of this Agreement.

6.2 No Solicit. Subject to Section 6.3, and subject to Stockholder’s right to take any action in Stockholder’s capacity as a director or officer or employee of the Company that may be necessary to further the exercise by the Company of its rights under the Merger Agreement, Stockholder agrees that, during the Voting Period, Stockholder shall not directly or indirectly, and shall ensure that each Representative of Stockholder does not, directly or indirectly: (a) solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, offer or proposal that constitutes or that could reasonably be expected to result in an Acquisition Proposal, (B) engage or participate in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with or with the intent to encourage, or knowingly facilitate in any way any effort by, any third party in furtherance of any Acquisition Proposal (it being

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understood that notifying such Person of the existence of this Section 6.2 shall not be a breach of this Section 6.2), (C) approve or recommend an Acquisition Proposal, (D) enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement or other similar agreement providing for or relating to an Acquisition Proposal, or (E) authorize, commit or publicly propose or agree to do any of the foregoing.

6.3 Fiduciary Duties. Stockholder is entering into this Agreement solely in Stockholder’s capacity as an owner of Subject Securities, and Stockholder shall not be deemed to be making any agreement in this Agreement in Stockholder’s capacity as a director or officer or employee of the Company, and nothing in this Agreement or the Proxy granted hereunder shall in any way limit Stockholder’s ability to take or fulfill, or refrain from taking or fulfilling, actions or fiduciary duties as, a director or officer or employee of the Company.

6.4 Termination. This Agreement and the Proxy granted hereunder shall terminate at the Expiration Time; provided, however, that (a) the provisions of this Section 6 (other than Sections 6.1, 6.2 and 6.3) shall survive any termination of this Agreement and (b) the termination of this Agreement shall not relieve Stockholder from any liability arising from any intentional breach of any representation, warranty, covenant or other provision of this Agreement prior to such termination.

6.5 Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional certificates, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request (prior to, at or after the Closing) for the purpose of carrying out and furthering the intent of this Agreement.

6.6 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

6.7 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand or sent by registered or certified mail in the United States, return receipt requested, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent via an international courier service, three Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other party hereto):

if to Stockholder:

at the address set forth on the signature page of this Agreement; and

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if to Parent:

Angelini Pharma S.p.A.

Viale Amelia, 70,

00181 Rome, Italy

Attention: Enrica Dogali

Email: [***]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

390 Madison Ave

New York, NY 10017

Attention:  Peter Cohen-Millstein

Email:     [***]

and to:

Hogan Lovells Studio Legale

Attention:  Ferigo Foscari; Andrei Pretti

Email:     [***]

       [***]

6.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.9 Entire Agreement. This Agreement and the Proxy and any other documents delivered by the parties hereto in connection herewith and therewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect thereto.

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6.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

6.11 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder without the prior written consent of Parent, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.12 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy required to be performed by either of the parties hereto were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.12, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.13 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement) (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the parties hereto arising out of or relating to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties hereto: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court

8

other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6.7 shall be effective service of process for any such action.

(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.

6.14 Counterparts; Exchanges by Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties hereto to the terms of this Agreement.

6.15 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.16 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.17 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this

9

Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.

6.18 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein.

(d) As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding such term, unless otherwise specified.

(e) Except as otherwise indicated or if the context otherwise requires: (i) all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (iii) any definition of or reference to any agreement, instrument or other document or any Law in this Agreement shall be construed as referring to such agreement, instrument or other document or Law as from time to time amended, supplemented or otherwise modified; and (iv) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder.

(f) Any reference to any Governmental Body includes any successor to that Governmental Body; and any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Legal Requirement shall be deemed to refer to such Legal Requirement, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Angelini Pharma S.p.A.

By:

Name

Title

Stockholder

Signature

Printed Name

Address:

c/o Catalyst Pharmaceuticals, Inc. 355 Alhambra Circle, Suite 801 Coral Gables, FL 33134

Voting Shares	Options, RSUs and Other Rights

[Signature Page to Voting Agreement]

Exhibit A

Form of Irrevocable Proxy

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Angelini Pharma S.p.A., an entity organized under the laws of Italy (“Parent”), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to all Subject Securities (as defined in the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the “Voting Agreement”)) that are entitled to vote at any meeting of the stockholders of the Company (the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares. Capitalized terms used in this proxy and not defined have their respective meanings in the Voting Agreement.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Angelini Cielo Inc., a wholly-owned subsidiary of Parent, and the Company (the “Merger Agreement”). This proxy will terminate and be of no further force or effect at the Expiration Time (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and shall exercise this proxy, to vote the Shares at any time prior to the Expiration Time at any meeting of the stockholders of the Company (however called) and at every adjournment or postponement thereof:

(a) in favor of: (i) the Merger and the adoption of the Merger Agreement; (ii) each of the other actions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against each of the following actions (other than the Merger and the other transactions contemplated in the Merger Agreement): (i) any other Acquisition Proposal; (ii) any reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiary; (iii) any amendment to the organizational documents of the Company, which amendment would reasonably be expected to have the effect of (A) frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, (B) impeding, interfering with, preventing, delaying or adversely affecting the Merger or (C) changing the voting rights of any shares of capital stock of the Company; (iv) any material change in the capitalization of the Company or the Company’s corporate structure; and (v) any other action which is intended or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated in the Merger Agreement; provided, that Parent may vote in favor of any proposal to adjourn the Company Stockholders’ Meeting if there are not sufficient votes present at the Company Stockholders’ Meeting to approve the Merger Agreement.

The attorneys and proxies named above may not exercise this proxy on any matter not referred to in this proxy. The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: May 6, 2026

Stockholder

Signature

Printed Name

Number of Shares as of the date of this proxy:

Exhibit 99.1

PRESS RELEASE

Angelini Pharma to Acquire Catalyst Pharmaceuticals for 4.1 Billion USD (3.5 Billion Euros),

Entering the U.S. Market and Consolidating its Leadership in Brain Health and Rare Disease

•

The Boards of Directors of Angelini Pharma and Catalyst Pharmaceuticals have unanimously approved the acquisition of Catalyst Pharmaceuticals at 31.50 USD per share in cash, for a total consideration of approximately 4.1 billion USD, representing a premium of 28% to the 30-day volume-weighted average trading price as of April 22, 2026

•	The transaction marks Angelini Pharma’s entry into the U.S. market, reinforcing its long-term commitment to Brain Health and its dedication to people living with Rare Diseases

•	Closing is expected in the third quarter of 2026

An earlier release was issued which has now been corrected.

ROME and CORAL GABLES, Fla., May 07, 2026 (GLOBE NEWSWIRE) – Angelini Pharma S.p.A. (“Angelini Pharma”), an international pharmaceutical company and part of the Angelini Industries Group, and Catalyst Pharmaceuticals, Inc. (“Catalyst”) (Nasdaq: CPRX), a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare and difficult-to-treat diseases, today announced that they have entered into a definitive agreement pursuant to which Angelini Pharma has agreed to acquire all outstanding shares of Catalyst for 31.50 USD per share in cash, for a total equity value of approximately 4.1 billion USD (equivalent to 3.5 billion euros) which represents a 21% premium to Catalyst’s unaffected closing share price on April 22, 2026, the last trading day before market signs that the transaction had become public information, as well as a 28% premium to the 30-day volume-weighted average trading price to that unaffected date. The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close in the third quarter of 2026.

This acquisition marks a pivotal moment in the Angelini Group’s history — a group with over 100 years of history, chaired by Thea Paola Angelini, a fourth-generation member of the Angelini family — led by Sergio Marullo di Condojanni, Chief Executive Officer of Angelini Pharma.

The transaction will be carried out with the participation of Blackstone funds and select international partners, and will be financed with the support of BNP Paribas, acting as Sole Global Coordinator and Underwriter of the financing package.

Founded in 2002 and listed on Nasdaq since 2006, Catalyst has built a robust portfolio of products focused on the treatment of rare neuromuscular and neurological diseases: FIRDAPSE® (amifampridine), the only evidence-based treatment approved by the U.S. Food and Drug Administration (FDA) for Lambert-Eaton myasthenic syndrome (LEMS) in patients aged six and above; AGAMREE® (vamorolone) a novel corticosteroid approved by the FDA in 2023 for the treatment of Duchenne Muscular Dystrophy (DMD) in patients aged 2 and above; and FYCOMPA® (perampanel), an antiepileptic drug approved for the treatment of partial-onset seizures and primary generalised tonic-clonic seizures, the U.S. rights to which were acquired from Eisai in 2023.

Following completion of the acquisition, Angelini Pharma intends to integrate Catalyst’s portfolio and exceptional commercial infrastructure with its own expertise and products in Brain Health to develop a next-generation therapeutic platform in Rare Diseases. This transaction reinforces the commitment Angelini Pharma has built over recent years through products such as Ontozry® and high-profile scientific collaborations. Catalyst’s portfolio is expected to significantly strengthen the company’s strategic objectives, growing its presence in the U.S. as part of a balanced strategy that aims to develop the North American market while continuing to strengthen its core business in Europe. Angelini Pharma’s continued industrial presence in Italy will remain a strategic asset as a valuable production and scientific center within the combined company’s global operations.

Sergio Marullo di Condojanni, CEO of Angelini Pharma, commented: “Five years ago, we embarked on a profound transformation of Angelini Pharma — organizational, scientific and strategic — with the ambition to build a company capable of competing at the highest global level. On one hand, we continued to invest in our traditional portfolio; on the other, we chose to focus on central nervous system disorders, with the goal of addressing an unmet medical need that is, unfortunately, growing significantly. We invested in innovation through the development of a high-value asset pipeline, including collaborations with leading partners such as Blackstone Life Sciences in GRIN Therapeutics. Today, we take another significant step with the acquisition of Catalyst Pharmaceuticals, which we believe will establish Angelini Pharma as a relevant global player in neurological Rare Diseases. Entering the U.S. market will allow us to acquire the scale and capabilities needed to continue this journey. Patient care remains at the heart of our vision. We continue to look ahead with determination, backed by a clear strategy and the drive to keep growing on a global scale. We are proud of a transaction that demonstrates, once again, the dynamism of the Italian pharmaceutical industry.”

Rich Daly, President and CEO of Catalyst, commented: “This is a pivotal and transformative moment for Catalyst, our team, and the patients we serve. By combining our unique capabilities in rare diseases with Angelini’s proven global reach, we will create a stronger, scalable, and robust rare disease platform to expand access to life-changing therapies worldwide. For shareholders, this transaction delivers immediate and certain cash value through a compelling premium. We are proud of the incredible foundation our team has built and are confident that together with Angelini, we can enhance patient support, accelerate innovation, and continue to drive sustainable long-term value for all stakeholders.”

***

Transaction Terms

Under the terms of the agreement, a subsidiary of Angelini Pharma will merge with and into Catalyst, and, following the merger, Catalyst will survive as a wholly owned subsidiary of Angelini Pharma. Angelini Pharma expects to finance the acquisition with a combination of cash and debt. The acquisition is not subject to any financing condition.

The agreement has been unanimously approved by the Boards of Directors of both companies. The parties expect to close the acquisition in the third quarter of 2026, subject to approval by Catalyst stockholders, the receipt of required regulatory approvals, and satisfaction of other customary conditions. Due to the pendency of the transaction, Catalyst’s 2026 annual meeting of stockholders will be suspended.

Pending U.S. FIRDAPSE IP Litigation Resolved

Separately, Catalyst announced today that it has resolved the patent litigation it brought in response to an Abbreviated New Drug Application filed on behalf of Hetero USA, Inc, (together with its affiliated parties who are parties to the litigation, “Hetero”) seeking approval to market a generic version of FIRDAPSE® (amifampridine)10 mg tablets prior to expiration of the applicable Catalyst patents. In connection with the resolution of the patent litigation, Catalyst and its licensor SERB S.A. have entered into a Settlement Agreement with Hetero. As required by law, the companies will submit the confidential settlement agreement to the U.S. Federal Trade Commission and the U.S. Department of Justice for review. In accordance with the agreement, the parties will terminate all ongoing patent litigation between Catalyst/SERB and Hetero regarding FIRDAPSE patents pending in the U.S. District Court for the District of New Jersey. This settlement resolves all pending patent litigation relating to FIRDAPSE.

Advisors

Centerview Partners is serving as lead financial advisor, BNP Paribas and Morgan Stanley & Co. International plc. are acting as co-advisors to Angelini Pharma in connection with the acquisition, and Hogan Lovells and Gatti, Pavesi, Bianchi, Ludovici Studio Legale are serving as legal counsel to Angelini Pharma. BNP Paribas is acting as Sole Global Coordinator and Underwriter for the debt financing to Angelini Pharma. J.P. Morgan Securities LLC is serving as sole financial advisor to Catalyst, and Kirkland & Ellis LLP and Akerman LLP are serving as legal counsel to Catalyst.

***

About Angelini Pharma

Angelini Pharma is an international pharmaceutical company and part of the Angelini Industries Group. The company researches, develops, and commercializes health solutions with a particular focus on Brain Health, including mental health and epilepsy, and the Consumer market. Founded in Italy at the beginning of the twentieth century, Angelini Pharma operates directly in 20 countries, employing more than 3,000 people. Its products are commercialized in over 70 countries through strategic alliances with leading international pharmaceutical groups. For more information on Angelini Pharma, visit https://www.angelinipharma.com.

About Angelini Industries

Angelini Industries is a multinational group founded in Ancona in 1919 by Francesco Angelini. Today, Angelini Industries is a solid and diversified industrial group employing approximately 5,800 people and operating in 21 countries worldwide, with revenues of over 2 billion euros generated across the healthcare, industrial technology, and consumer goods sectors. A targeted growth investment strategy, a constant commitment to research and development, and an in-depth knowledge of markets and business sectors make Angelini Industries one of Italy’s leading companies in the sectors in which it operates. For more information, visit www.angeliniindustries.com.

About Catalyst Pharmaceuticals, Inc.

Catalyst Pharmaceuticals, Inc. (Nasdaq: CPRX), is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, we focus on in-licensing, commercializing, and developing innovative therapies. Guided by our deep commitment to patient care, we prioritize accessibility, ensuring patients receive the care they need through a comprehensive suite of support services designed to provide seamless access and ongoing assistance. Catalyst maintains a well-established U.S. presence, which remains the cornerstone of our commercial strategy, while continuously evaluating strategic opportunities to expand our global footprint. Catalyst, headquartered in Coral Gables, FL, has been recognized by Forbes as one of America’s Most Successful Company in 2023, 2024, and 2025, and on the 2025 Deloitte Technology Fast 500™ list as one of North America’s Fastest-Growing Companies. For more information, please visit Catalyst’s website at www.catalystpharma.com.

***

Important Information and Where to Find It

In connection with the proposed acquisition of Catalyst and Parent (the “Transaction”), Catalyst intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Catalyst stockholders. Catalyst may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Catalyst may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Catalyst through the website maintained by the SEC at www.sec.gov or Catalyst’s website at https://ir.catalystpharma.com/financial-information/sec-filings/default.aspx.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Catalyst, Angelini Pharma, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Catalyst’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Amended Annual Report on Form 10-K/A for the fiscal year ended December  31, 2025, of Catalyst, which was filed with the SEC on April 30, 2026 (the “Amended 2026 Annual Report”), and which will be contained in the Proxy Statement to be filed by Catalyst in connection with the proposed transaction. To the extent the holdings of Catalyst’s securities by Catalyst’s directors and executive officers have changed since the amounts set forth in Catalyst’s Amended 2026 Annual Report, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Catalyst stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Catalyst directors and executive officers in the transaction, which may be different than those of Catalyst stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. These documents (when available) may be obtained free of charge from the website maintained by the SEC at www.sec.gov and Catalyst’s website at https://ir.catalystpharma.com/financial-information/sec-filings/default.aspx.

Forward-Looking Statements

This Press Release contains certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, related to Catalyst, Angelini Pharma and the proposed acquisition of Catalyst by Angelini Pharma (the “Transaction”) that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, the forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the Transaction; statements about the expected timetable for completing the Transaction; Catalyst’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of Catalyst; Catalyst’s ability to commercialize its existing products and current and future product candidates; and the anticipated timing of closing of the Transaction. Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: among other things: consummating the Transaction and financing in the anticipated timeframe, if at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; uncertainties as to the ability to obtain stockholder approval; the possibility that competing acquisition proposals will be made; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction (or only grant approval subject to adverse conditions or limitations); the effects of the Transaction on relationships with employees, customers, suppliers, other business partners or governmental entities, including the risk that the Transaction adversely affects employee retention; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the impact of competitive products and pricing; the risk that Angelini Pharma may not realize the potential benefits of the Transaction, including the possibility that the expected benefits from the proposed Transaction will not be realized or will not be realized within the expected time period and that Angelini Pharma and Catalyst will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risks related to disruption of management’s time from ongoing business operations as a result of the Transaction; risks that the Transaction disrupts current plans and operations; obtaining and maintaining adequate coverage and reimbursement for Catalyst’s products; changes in Catalyst’s business during the period between announcement and closing of the Transaction; any legal proceedings and/or regulatory actions that may be instituted related to the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; costs and expenses related to the Transaction; actual or contingent liabilities; the effects of the Transaction (or the announcement thereof) on Catalyst’s stock price and/or operating results; and the other risks and uncertainties discussed under the heading “Risk Factors” in Catalyst’s periodic reports filed with the SEC, including its quarterly reports on Form 10 Q and annual reports on Form 10-K. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the Transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. You should not place undue reliance on these statements. Actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements are based on information currently available to Catalyst and Angelini Pharma, and, except as required by applicable law, Catalyst and Angelini Pharma disclaim any obligation to update the information contained in this Current Report on Form 8-K as new information becomes available. All forward-looking statements in this press release or made in connection therewith in writing or orally are qualified in their entirety by this cautionary statement.

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Media Contacts

Angelini Pharma

Roberto Scrivo

Chief External Affairs Communication & Sustainability Officer

+39 348 454 6502

Roberto.scrivo@angelinipharma.com

Chiara Antoniucci

Global External & Internal Communication Director

+39 347 713 3926

chiara.antoniucci@angelinipharma.com

Federica Marcelli

Italy Media Communications Manager

+39 3383924138

federica.marcelli@angelinipharma.com

Catalyst

Investors

Melissa Kendis, Catalyst Pharmaceuticals, Inc.

(305) 420-3200

IR@catalystpharma.com

Media

Jed Repko / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Exhibit 99.2

Catalyst Pharmaceuticals Announces Settlement of FIRDAPSE® (amifampridine)

Patent Litigation with Hetero Labs Ltd.

As Part of the Settlement, Hetero Labs Ltd. Receives a License to Market Generic

FIRDAPSE Beginning in January 2035

Catalyst has No Other FIRDAPSE Patent Litigation Pending

CORAL GABLES, Fla., May 07, 2026 (GLOBE NEWSWIRE) – Catalyst Pharmaceuticals, Inc. (“Catalyst” or “Company”) (Nasdaq: CPRX), a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare and difficult-to-treat diseases, today announced that the Company and its licensor SERB S.A. (“SERB”) have entered into a Settlement Agreement (“Agreement”) with Hetero Labs Ltd., Hetero USA, Grace Consulting Services, Inc., and Annora Pharma Private Limited (collectively, Hetero). This Agreement resolves the patent litigation brought by Catalyst and SERB in response to Hetero’s Abbreviated New Drug Application (“ANDA”) seeking approval to market a generic version of FIRDAPSE® (amifampridine) 10 mg tablets prior to expiration of the applicable patents.

Pursuant to the terms of the Agreement, Hetero will not market its generic version of FIRDAPSE in the United States any earlier than a specified date in January 2035, if approved by the U.S. Food and Drug Administration, unless certain limited circumstances customarily included in these types of agreements occur. In accordance with the Agreement, the parties will terminate all ongoing patent litigation between Catalyst/SERB and Hetero regarding FIRDAPSE patents pending in the U.S. District Court for the District of New Jersey prior to the scheduled trial commencement on May 18, 2026. Catalyst previously settled similar litigation regarding ANDA applications for FIRDAPSE with Lupin Pharmaceuticals, Teva Pharmaceuticals, and Inventia Healthcare Limited. This settlement resolves all pending patent litigation relating to FIRDAPSE.

As required by law, the companies will submit the confidential settlement agreement to the U.S. Federal Trade Commission and the U.S. Department of Justice for review.

About Catalyst Pharmaceuticals, Inc.

Catalyst Pharmaceuticals, Inc. (Nasdaq: CPRX), is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, we focus on in-licensing, commercializing, and developing innovative therapies. Guided by our deep commitment to patient care, we prioritize accessibility, ensuring patients receive the care they need through a comprehensive suite of support services designed to provide seamless access and ongoing assistance. Catalyst maintains a well-established U.S. presence, which remains the cornerstone of our commercial strategy, while continuously evaluating strategic opportunities to expand our global footprint.

Catalyst, headquartered in Coral Gables, Fla., was recognized on the Forbes 2025 list as one of America’s Most Successful Mid-Cap Companies and on the 2024 Deloitte Technology Fast 500™ list as one of North America’s Fastest-Growing Companies.

For more information, please visit Catalyst’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2025 and its other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Source: Catalyst Pharmaceuticals, Inc.

Investor Contact

Melissa Kendis, Catalyst Pharmaceuticals, Inc.

(305) 420-3200

IR@catalystpharma.com

Media Contact

Jed Repko / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449